EXECUTION COPY


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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                                 GRIDAMERICA LLC



                      A Delaware Limited Liability Company










                            Dated: February 14, 2003


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





                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS.......................................................   2

     Section 1.1.  Certian Definitions......................................   2
     Section 1.2.  Rules of Construction....................................  17

ARTICLE II FORMATION........................................................  18

     Section 2.1.  Formation................................................  18
     Section 2.2.  Name.....................................................  18
     Section 2.3.  Offices..................................................  18
     Section 2.4.  Company Purposes.........................................  19
     Section 2.5.  Foreign Qualification; Other Filings.....................  20
     Section 2.6.  Term.....................................................  20
     Section 2.7.  Certain Agreements and Arrangements......................  20
     Section 2.8.  MISO Documents...........................................  20
     Section 2.9.  Company Property.........................................  21

ARTICLE III MEMBERS; UNITS..................................................  21

    Section 3.1.   Members; Additional Members; Preemptive Rights...........  21
    Section 3.2.   Unit Classes; Automatic Conversion; Etc..................  24
    Section 3.3.   Transfers of Units; Exclusivity Period...................  26
    Section 3.4.   Resignation..............................................  27

ARTICLE IV CAPITAL CONTRIBUTIONS............................................  27

    Section 4.1.   Capital Contributions to Fund Capital Expenditures and
                    Working Capital Needs...................................  27
    Section 4.2.   Capital Contributions Upon Contribution of GridAmerica
                    Transmission Facilities.................................  28
    Section 4.3.   Additional Limitations on Commitment.....................  29
    Section 4.4.   Capital Contribitions After the Effective Date...........  30
    Section 4.5.   No Other Required Capital Contributions..................  30
    Section 4.6.   Return of Capital Contributions..........................  30
    Section 4.7.   Capital Accounts.........................................  30
    Section 4.8.   Units Issued In Respect of Capital Contributions.........  31

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS.....................................  31

    Section 5.1.   Allocations of Profits and Losses........................  31
    Section 5.2.   Regulatory Allocations...................................  31
    Section 5.3.   Curative Allocations.....................................  33
    Section 5.4.   Income Tax Allocations...................................  33
    Section 5.5.   Other Allocation Rules...................................  34

    Section 5.6.   Distributions............................................  34

ARTICLE VI MANAGEMENT.......................................................  35

    Section 6.1.   Management of the Company................................  35
    Section 6.2.   Redemption of Units Upon Termination of Initial Member
                    as Managing Member; Rights of the Company...............  37
    Section 6.3.   Compensation of Managing Member; Expenses................  40
    Section 6.4.   Obligations of the Company...............................  41
    Section 6.5.   Obligations and Duties of the Managing Member............  43
    Section 6.6.   Limitations on Managing Member Activities................  43
    Section 6.7.   No Duties of Non-Managing Members........................  45
    Section 6.8.   Contracts with Members and Affiliates....................  45
    Section 6.9.   Agency of Members; Members' Businesses...................  46
    Section 6.10.  Power of Attorney........................................  46
    Section 6.11.  Reliance by Third Parties................................  47
    Section 6.12.  Reliance on Certificates.................................  47
    Section 6.13.  Limitations on Employees, Officers and Directors.........  47
    Section 6.14.  New Parties to Operation Agreement.......................  47

ARTICLE VII RECORDS AND INFORMATION.........................................  48

    Section 7.1.   Maintenance of Records...................................  48
    Section 7.2.   Reports..................................................  48
    Section 7.3.   Inspection Rights........................................  48
    Section 7.4.   Bank Accounts............................................  48

ARTICLE VIII TAXES..........................................................  49

    Section 8.1.   Tax Returns..............................................  49
    Section 8.2.   Tax Partnerships.........................................  49
    Section 8.3.   Tax Elections............................................  49
    Section 8.4.   Tax Matters..............................................  49

ARTICLE IX DISSOLUTION, WINDING-UP AND TERMINATION..........................  50

    Section 9.1.   Dissolution..............................................  50
    Section 9.2.   Winding-Up and Termination...............................  50
    Section 9.3.   Deficit Capital Accounts.................................  51
    Section 9.4.   Certificate of Cancellation..............................  51

ARTICLE X DISPUTE RESOLUTION................................................  52

    Section 10.1.  Negotiations.............................................  52
    Section 10.2.  Arbitration..............................................  52
    Section 10.3.  Arbitration of Certain Claims Regarding Removal of
                   Managing Member..........................................  55

ARTICLE XI GENERAL..........................................................  57

    Section 11.1.  Not for Benefit of Third Parties.........................  57
    Section 11.2.  GOVERNING LAW............................................  57
    Section 11.3.  Effect of Waiver.........................................  57
    Section 11.4.  Counterparts.............................................  57
    Section 11.5.  Entire Agreement.........................................  57
    Section 11.6.  Severability.............................................  58
    Section 11.7.  Notices..................................................  58
    Section 11.8.  Remedies; Limitation on Damages; Indemnifaction..........  58
    Section 11.9.  Attorneys' Fees..........................................  61
    Section 11.10. Time is of the Essence...................................  61
    Section 11.11. Amendments to this Agreement.............................  61
    Section 11.12. Waiver of Partition......................................  62
    Section 11.13. Successors and Assigns...................................  62
    Section 11.14. Additional Documents.....................................  62
    Section 11.15. Fair Market Value........................................  62
    Section 11.16. Late Payments............................................  64

SCHEDULES

    A   Members
    B   Designated Allocation Method
    C   Certain Excluded Employees

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 GRIDAMERICA LLC

                      A Delaware Limited Liability Company

     This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of GRIDAMERICA LLC (the "Company") is made and entered into as of the 14th day of February 2003, by GridAmerica Holdings Inc. as the initial member of the Company (the "Initial Member").

                                   WITNESSETH:

     WHEREAS, The United States Federal Energy Regulatory Commission (together with any successor agency, the "Commission") in Order No. 2000 called for the formation of regional transmission organizations to promote the creation of large electricity markets and to provide reliable, cost-efficient services to customers;

     WHEREAS, on April 25, 2002, the Commission issued an order in Docket No. EL02-65 (99 FERC P. 61,105 (2002)) encouraging the formation of an independent transmission company ("ITC") within the Midwest Independent Transmission System Operator, Inc. (the "Midwest ISO"), a Commission approved regional transmission organization;

     WHEREAS, the Midwest ISO has an open architecture that accommodates various forms of ITC in its operation;

     WHEREAS, the GridAmerica Companies (as hereinafter defined) wish to comply with Order No. 2000 through the formation of an ITC within the Midwest ISO;

     WHEREAS, on October 31, 2002, (i) the GridAmerica Companies, National Grid USA ("NGUSA"), the Initial Member and the predecessor to the Company, GridAmerica Holdings LLC, entered into a Master Agreement dated as of October 31, 2002 (the "Original Master Agreement"), (ii) the predecessor to the Initial Member, GridAmerica Holdings LLC, entered into the Limited Liability Company Agreement of the Company dated as of October 31, 2002 (the "Original LLC Agreement"), (iii) the Company and the Original GridAmerica Companies, or their applicable affiliates, entered into the Operation Agreement dated as of October 31, 2002 (the "Original Operation Agreement") and (iv) the Company and the Midwest ISO entered into the Appendix I ITC Agreement dated as of October 31, 2002 (the "Original MISO ITC Agreement");

     WHEREAS, on December 19, 2002, the Commission issued an order in Docket Nos. ER02-2233-001 and EC03-14-000 (101 FERC P. 61,320 (2002)) (the "FERC
Approving Order") accepting for filing, suspending and making effective subject to future refund, future filings and further orders the Original Master Agreement, the Original LLC Agreement, the Original Operation Agreement and the Original MISO ITC Agreement;

     WHEREAS,  NGUSA  has  been  found  by the  Commission  not  to be a  Market
Participant   (as   hereinafter   defined)  with  respect  to  the   GridAmerica
Transmission Facilities (as herein defined);

     WHEREAS, NGUSA desires, through one or more Affiliates, including the Initial Member, to make an investment in the Company, and desires that the Initial Member serve as the initial Managing Member (as hereinafter defined) of the Company;

     WHEREAS, the Company will serve as an ITC under the Midwest ISO;

     WHEREAS, the Initial Member has caused the Company to be organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") under and pursuant to the Delaware Limited Liability Company Act (as in effect from time to time, the "Act"); and

     WHEREAS, the Initial Member now desires to enter into this Agreement, as it has agreed to modify the terms of the Original LLC Agreement in compliance with the FERC Approving Order, to govern the affairs of the Company and the conduct of the business of the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Initial Member agrees to amend and restate the Original LLC Agreement in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Section 1.1 Certain Definitions. The following terms shall have the respective meanings set forth below when used in this Agreement (and grammatical variations of such terms shall have correlative meanings), unless otherwise expressly specified herein to the contrary:

     "AAA" shall have the meaning given in Section 10.2(a).

     "Act" shall have the meaning given in the recitals hereof.

     "Additional Arbitration Request" shall have the meaning given in Section 10.2(i).

     "Additional Claim" shall have the meaning given in Section 10.2(i).

     "Additional Term" shall have the meaning given in Section 6.1(c).

     "Adjusted Capital Account" shall mean the Capital Account maintained for each Member (i) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that, in any event, any Person that owns directly or indirectly securities having at least a majority of the voting power for the election of directors or other members of the governing body of a corporation or at least a majority of the partnership or other ownership interests (that carry voting power) of any other Person will be deemed to Control such corporation or other Person.

     "Affiliated Investor" shall mean (i) NGUSA or any NGUSA Affiliate and (ii) any Person in which NGUSA or any NGUSA Affiliate directly or indirectly owns at least a majority of the total equity value of such Person.

     "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement of GridAmerica LLC dated as of February 14, 2003, as it may be amended, modified or otherwise supplemented and in effect from time to time.

     "Arbitration" shall have the meaning given in Section 10.2.

     "Arbitration Notice" shall have the meaning given in Section 10.2(b).

     "Arbitration Rules" shall have the meaning given in Section 10.2(a).

     "Available Cash" shall mean, as of any date of determination, the sum, determined in accordance with GAAP, of all cash and cash equivalents of the Company on such date, other than cash held by the Company for or that is otherwise payable to a third party (including cash held for an NDTO pursuant to the Operation Agreement), less the sum of (i) any amounts that the Company is prohibited from distributing on such date by (A) the Act, (B) other applicable Laws or (C) contracts and agreements to which the Company is a party, (ii) such reserves as the Managing Member reasonably determines are required for operating and other costs and expenses incurred or to be incurred in providing services under the MISO ITC Agreement, (iii) such reserves as the Managing Member reasonably determines are required for Capital Expenditures, (iv) such reserves as the Managing Member reasonably determines are required for Company expenses (including Managing Member compensation) and in respect of Debt of the Company in each case, then due and payable or, at the time in question, anticipated to become due and payable within a reasonable time thereafter and (v) such other reserves as the Managing Member reasonably determines are required for the management and operation of the Company.

     "Available  Undersubscription  Amount"  shall  have  the  meaning  given in
Section 3.1(d)(ii).

     "Basic Amount" shall have the meaning given in Section 3.1(d)(i).

     "Book Value" shall mean, with respect to any property of the Company, such property's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Book Value reflected in books and records of the Company of any property contributed by a Member to the Company shall be the fair market value of such property;

          (ii) The Book Values of all properties shall be adjusted to equal their respective fair market values in connection with (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company,
     (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company or (C) the liquidation of the Company within the meaning of Treasury Regulation
     Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Code Section 708(b)(1)(B)); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

          (iii) The Book Value of property distributed to a Member shall be adjusted to equal the fair market value of such property on the date of distribution; and

          (iv) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause
     (vi) of the definition of Profits and Losses; provided, however, that Book Value shall not be adjusted pursuant to clause this (iv) to the extent the Managing Member reasonably determines that an adjustment pursuant to clause
     (ii) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (iv).

     If the Book Value of property has been determined or adjusted pursuant to clauses (i), (ii) or (iv) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to
Article 5. The foregoing definition of Book Value is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

     "Capital Account" shall mean the Capital Account established and maintained for a Member pursuant to Section 4.7.

     "Capital Contribution" shall mean, with respect to any Member, any money, other property or assets contributed to the Company by or on behalf of such Member in exchange for Units.

     "Capital Expenditures" shall mean any expenditures for fixed or capital assets that would be classified, in accordance with GAAP, as a capital expenditure.

     "Cash Option" shall have the meaning given in Section 4.2(a)(iii).

     "Cause" shall mean (i) the Gross Negligence of the Managing Member that causes, or is reasonably likely in the future to cause, a Material Adverse Effect, (ii) the Willful Misconduct of the Managing Member that causes, or is reasonably likely in the future to cause, a Material Adverse Effect or (iii) in the case of the Initial Member as Managing Member (A) the occurrence of two Counted Years during any five calendar year period or (B) the failure by NGUSA to comply in any material respect with any of its obligations set forth in
Article III or Section 10.1 of the Master Agreement.

     "Certificate" shall have the meaning given in the recitals hereof.

     "Claimant Party" shall have the meaning given in Section 10.2(b).

     "Claims" shall have the meaning given in Section 10.2(a).

     "Class A Units" shall have the meaning given in Section 3.2(a).

     "Class A Percentage Interest" shall mean, as at any time of determination and with respect to any Member, the product of (i) the number of Class A Units held by such Member divided by the total number of outstanding Class A Units multiplied by (ii) one hundred percent (100%).

     "Class B Units" shall have the meaning given in Section 3.2(a).

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "Commission" shall have the meaning given in the recitals hereof.

     "Company" shall have the meaning given in the preamble hereof.

     "Company Item" shall have the meaning given in Section 8.4(b).

     "Counted Year" shall mean (i) any calendar year in which the Managing Member would have had liability under Section 11.8(e)(i) but for the application of the limitation contained in clause (ii) of the proviso to Section 11.8(e)(i) or (ii) any calendar year that is an Operation Agreement Counted Year; provided, however, that there may only be one Counted Year in any calendar year.

     "CPI Index" shall mean the Consumer Price Index for All Urban Consumers (unadjusted for seasonal variation) for the U.S. City Average as published from time to time by the U.S. Bureau of Labor Statistics or any successor index (or any substantially similar index in the event that no successor index is published) published by such Bureau or any successor agency or department.

     "Cumulative Net Profits" shall mean, with respect to any taxable period, the amount, if any, by which Profits, for the current and all prior periods, exceed Losses for all such periods.

     "Damages" shall mean any and all damages, losses, claims, demands, suits, recoveries, costs, expenses, liabilities to third-parties, reasonable attorneys' fees and penalties or other sanctions imposed by Governmental Authorities.

     "Debt" shall mean, with respect to any Person (i) all obligations created, issued or incurred by such Person for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business), and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person, (iii) all obligations of such Person as lessee under leases which have been or should be capitalized in accordance with GAAP, (iv) any obligation in respect of or secured by a lien or other Encumbrance on property owned or being purchased by such Person (including under conditional sales or other title retention agreements), whether or not the same shall have been assumed by such Person or is limited in recourse, (v) all contingent liabilities of such Person in respect of any of the foregoing to the extent such liability is required to be recorded on the balance sheet of such Person in accordance with GAAP and (vi) all Debt of others guaranteed by such Person or secured by any Encumbrance on property owned or being acquired by such Person (including under conditional sales or other title retention agreements).

     "Depreciation" shall mean, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such taxable year, except that (i) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method, Depreciation for such taxable year shall mean the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2) and
(ii) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall mean an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing Member.

     "Designated Allocation Method" shall mean the allocation method set forth on Schedule B.

     "DGCL" shall mean the Delaware General Corporation Law, as in effect from time to time.

     "Dispute Parties" shall have the meaning given in Section 10.2(b).

     "Divesting Transmission Owner" or "DTO" shall mean a Member that has Transferred Transmission Facilities to the Company or an NDTO that proposes to Transfer Transmission Facilities to the Company, pursuant to Section 3.1(b).

     "Early Termination Event" shall have the meaning given in Section 6.1(b).

     "Economic Risk of Loss" shall have the meaning given in Treasury Regulation
Section 1.752-2(a).

     "Effective Date" shall mean October 31, 2002.

     "Encumbrance" shall mean (i) with respect to any Units or Shares, any security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance arises voluntarily, involuntarily or by operation of Law other than restrictions on the sale or transfer thereof arising out of any Securities Laws or the Transaction Agreements and (ii) with respect to any other asset, any security interest, lien, pledge or mortgage or any other material encumbrance, whether such encumbrance arises voluntarily, involuntarily or by operation of Law.

     "Entity" shall mean a corporation, limited liability company, partnership, limited partnership, trust, firm, association or other organization which has a legal existence under the Laws of its jurisdiction of formation which is separate and apart from its owner or owners and any Governmental Authority.

     "Equity Interests" shall mean, with respect to any Person, all capital stock, membership interests, general or limited partnership interests or similar interests in the equity of such Person.

     "Excess Cash Amount" shall mean the sum of (i) the amount, if any, by which the aggregate amount of cash paid or delivered to the First Divestor in connection with the First Divestor Divestiture exceeds 20% of the total consideration paid or delivered to the First Divestor in connection with the First Divestor Divestiture plus (ii) the amount of aggregate purchases of Units by an Affiliated Investor pursuant to Section 4.2, prior to the date which is eighteen months after the Transmission Service Date in connection with the exercise of a Put Right by a GridAmerica Company that is not an Original GridAmerica Company plus (iii) the amount, if any, by which the aggregate purchases of Units by an Affiliated Investor pursuant to Section 4.2, on and after the date which is eighteen months after the Transmission Service Date, in connection with the exercise of a Put Right by a GridAmerica Company that is not an Original GridAmerica Company exceeds $150,000,000.

     "Excluded Employees" shall mean (i) each of the individuals identified on Schedule C hereto and any other individual (A) who was an employee of NGUSA or any NGUSA Affiliate (other than the Initial Member, the Company or any of their respective subsidiaries) for at least one (1) year prior to rendering services for or on behalf of the Managing Member or the Company, (B) who, at no time during the five (5) years prior to becoming employed by or providing services to NGUSA or any NGUSA Affiliate, was an employee of any Original GridAmerica Company or any Affiliate thereof and (C) who is transferred, seconded or otherwise made available to the Initial Member as Managing Member or the Company to serve in a senior executive or a senior or special technical position; provided, however, that (x) the Initial Member shall provide each Member with notice of such Excluded Employee's status as such within 30 days of such individual's commencement of service with the Managing Member or the Company and
(y) at no time shall there be more than ten (10) Persons designated as Excluded Employees pursuant to this clause (i) and (ii) a reasonably limited number of employees of NGUSA or any NGUSA Affiliate (other than the Initial Member, the Company or any of their respective subsidiaries) that are seconded to the Company or the Managing Member for less than ninety (90) days.

     "Fair Market Value" shall have the meaning given in Section 11.15(a).

     "Favorable Opinion of Counsel" shall mean one or more opinions of counsel recognized as being competent to opine with respect to the matter as to which the opinion is being delivered in form and substance reasonably acceptable to the intended addressee(s) thereof covering such matters as may be reasonably requested by the intended addressee(s) thereof and as are customary in the context of similar transactions or situations, including, if applicable, opinions confirming the satisfaction of applicable Securities Laws; provided, however, such opinion may be subject to customary and reasonable qualifications and assumptions; provided, further, that if the opinion is being delivered by or on behalf of the Managing Member or an Affiliate thereof, such opinion must be reasonably satisfactory to a Majority of Non-Managing Members.

     "FERC Approving Order" shall have the meaning given in the recitals hereof.

     "First Divestor" shall mean, collectively, the GridAmerica Company and any of its Affiliates that transfers GridAmerica Transmission Facilities in the First Divestor Divestiture.

     "First Divestor Divestiture" shall mean either (i) the acquisition by NGUSA or any NGUSA Affiliate of any GridAmerica Transmission Facilities from the First Divestor under circumstances where the Company contemporaneously or subsequently issues Units in exchange for some or all of such GridAmerica Transmission Facilities or (ii) the issuance by the Company of Units to any Affiliated Investor in exchange for cash, which cash is used by the Company in connection with the acquisition of any GridAmerica Transmission Facilities from the First Divestor, in each case, prior to the third anniversary of the Transmission Service Date before any other GridAmerica Company exercises its Put Right.

     "Functional  Control"  shall  have  the  meaning  given  in  the  Operation
Agreement.

     "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

     "Good Business Practice Breaches" shall have the meaning given in Section 11.8(f)(i).

     "Good Utility Practice" shall have the meaning given in the MISO OATT.

     "Governmental Authority" or "Governmental" shall mean a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body and any officer, official or other representative of any of the foregoing.

     "GridAmerica Company" shall mean any Person that from time to time is designated as an "GridAmerica Company" under the Master Agreement.

     "GridAmerica HoldCo" shall have the meaning given in the Master Agreement.

     "GridAmerica ITC" shall mean the ITC created by the GridAmerica Companies and NGUSA pursuant to this Agreement, the Operation Agreement and the Master Agreement.

     "GridAmerica Transmission Facilities" shall have the meaning given in the Master Agreement.

     "Gross Negligence" shall mean the gross negligence of (i) in the case of the Managing Member (A) the Managing Member in the performance of its duties or obligations as Managing Member or (B) any Affiliate thereof that provides services to or for the benefit of the Company in connection with the performance of such services or (ii) in the case of any other Member, such Member in the performance of its duties or obligations as Member.

     "Indemnified Parties" shall have the meaning given in Section 11.8(h)(ii).

     "Independent Person" shall mean a natural Person who is not a director, agent, officer or employee of any Market Participant and who does not have a direct financial interest in, or stand to be financially benefited by any transaction involving, a Market Participant. A Person may be an Independent Person even though such Person directly owns securities issued by a Market Participant if: (i) such Person disposes of those securities within six (6) months of the time of such Person's affiliation or employment with the Company or the Managing Member, (ii) such Person disposes of those securities within six
(6) months of the time a new Member is added, or a new Market Participant first becomes such, where such Person owns securities of such new Member or new Market Participant or (iii) if such Person receives a gift or inheritance of securities of a Market Participant, such Person disposes of such securities within six (6) months of the date of receipt, and in each such case, such Person shall be deemed to be an Independent Person until the expiration of the applicable six
(6) month period. A Person who indirectly owns securities issued by a Market Participant through a mutual fund or similar arrangement (other than a fund or arrangement specifically targeted towards the electric industry or the electric utility industry, or any segments thereof) shall be an Independent Person if such Person does not control the purchase or sale of such securities. Participation in a pension plan of a Market Participant shall not be deemed to be a direct financial benefit if the Market Participant's performance has no material effect on such pension plan.

     "Independent Transmission Company" or "ITC" shall have the meaning given in the recitals hereof.

     "Initial Management Fee" shall have the meaning given in Section 6.3(a)(i).

     "Initial Member" shall have the meaning given in the preamble hereof.

     "Initial Public Offering" or "IPO" shall mean the first underwritten primary Public Offering of Shares under a registration statement filed by GridAmerica HoldCo under the Securities Act.

     "Initial Term" shall have the meaning given in Section 6.1(b).

     "Interested Party Valuation Firm" shall have the meaning given in Section 11.15(a)(i).

     "ITC Agreements" means (i) this Agreement, (ii) the Certificate, (iii) the Operation Agreement and (iv) the Master Agreement.

     "Law" shall mean any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretive or advisory opinion of a Governmental Authority.

     "Liability Cap Amount" shall mean, in any calendar year, an amount equal to the Initial Management Fee for such calendar year.

     "Liquidator" shall have the meaning given in Section 9.2.

     "Majority of Class A Members" shall mean one or more Members whose aggregate Class A Percentage Interests are greater than fifty percent (50%).

     "Majority of Non-Managing Members" shall mean one or more Members (other than the Managing Member and, where the Managing Member is the Initial Member, any Affiliated Investor) holding greater than fifty percent (50%) of all Units (other than Units held by the Managing Member and, where the Managing Member is the Initial Member, any Affiliated Investor); provided, however, that for purposes of Section 6.2(b), the term Managing Member as used in this definition shall mean the Initial Member.

     "Make-Ready Arrangements" shall mean the arrangements, contractual or otherwise, made by or entered into by or between the Company and the Midwest ISO pursuant to which each of the Company and the Midwest ISO acquires such services, intellectual property and other assets as are required for the Company to serve as an Independent Transmission Company within the Midwest ISO and for each of the Company and the Midwest ISO to perform its respective obligations under the Delineation of Functions (as defined in the MISO ITC Agreement).

     "Managing Member" shall mean, initially, the Initial Member, and any successor designated in accordance with Section 6.1(b).

     "Managing Member Payments" shall have the meaning given in Section 11.8(f).

     "Management Fee" shall mean, in any calendar year, the Initial Management Fee, as adjusted pursuant to Section 6.3(b) for such calendar year.

     "Market Participant" shall mean a Person that is a "Market Participant" within the meaning of Order 2000, or any subsequent rule, regulation or order of the Commission establishing the requirements of independence for a Person managing an ITC exercising the functions and responsibilities that GridAmerica ITC will exercise under the MISO ITC Agreement.

     "Master Agreement" shall mean the Amended and Restated Master Agreement dated as of February 14, 2003 among the Company, NGUSA, the Initial Member and each GridAmerica Company or its applicable Affiliate, as the same may be amended, modified or otherwise supplemented and in effect from time to time.

     "Material Adverse Effect" means an effect that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise) or operations of (i) the Transmission Facilities subject to the Operation Agreement, taken as a whole or (ii) the Company.

     "Member" shall mean any Person who is a member of the Company, including the Managing Member. As of the Effective Date, the sole Member is the Initial Member.

     "Member Nonrecourse Debt" shall have the meaning ascribed to the term "partner nonrecourse debt" in Treasury Regulation Section 1.704-2(b)(4).

     "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain" set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Member Nonrecourse Deductions" shall have the meaning ascribed to the term "partner nonrecourse deductions" in Treasury Regulation Section 1.704-2(i)(1).

     "Minimum Gain" shall have the meaning given in Treasury Regulation Section 1.704-2(d).

     "Midwest ISO" shall have the meaning given in the recitals hereof.

     "MISO Documents" means the MISO ITC Agreement and such other agreements, instruments, certifications and other documents as may be necessary or desirable to effectuate the transactions contemplated by the MISO ITC Agreement.

     "MISO ITC Agreement" shall mean the Amended and Restated Appendix I ITC Agreement by and between the Midwest ISO and the Company dated as of February 14, 2003, as the same may be amended, modified or otherwise supplemented and in effect from time to time.

     "MISO OATT" shall mean the Open Access Transmission Tariff of the Midwest ISO on file with the Commission, as it may be amended, modified or otherwise supplemented and in effect from time to time.

     "Net Book Value" shall have the meaning given in Section 6.2(d).

     "Net Plant" or "net plant" shall mean, with respect to any Transmission Facilities, the net book value of such Transmission Facilities as computed using the information shown in the then most recent FERC Form 1 filed with the Commission with respect to such Transmission Facilities. For the avoidance of doubt, for any and all purposes of this Agreement and the other Transaction Agreements, (i) "Net Plant" shall be calculated, and if required adjusted, annually on each anniversary of the Effective Date and (ii) the calculation made and Form 1 information used shall be the difference between (A) the information on page 207, Electric Plant in Service

(Account 101, 102, 103 and 106), line 53, Total Transmission Plant, Column G, less (B) the information on page 219, Accumulated Provision for Depreciation of Electric Utility Plant (Account 108), Section B. Balances at End of Year According to Functional Classification, line 23, Transmission, Column C;
provided, however, that if FERC Form 1 is modified or changed such that the foregoing designations no longer apply, the information used shall be that information in the modified or changed form that provides, as nearly as practicable, the same substantive result as the foregoing.

     "Neutral   Valuation   Firm"  shall  have  the  meaning  given  in  Section
11.15(a)(iii).

     "NGUSA" shall have the meaning given in the recitals hereof.

     "NGUSA Affiliate" shall mean an Affiliate of NGUSA.

     "Non-Divesting Transmission Owner" and "NDTO" shall mean an owner of Transmission Facilities on whose behalf the Company exercises Functional Control over some or all of such Transmission Facilities pursuant to the Operation Agreement. Such term shall include, but shall not be limited to, independent transmission companies with no interest in, or affiliation with, a Market Participant.

     "Non-Market Participant" shall mean a Person that is not a Market Participant.

     "Non-Market Participant Certification" shall mean, with respect to any Person, an unqualified certification of such Person addressed to the Company and signed by a senior executive officer of such Person to the effect that (i) responsible Persons employed or engaged by such Person are familiar with applicable Law, including without limitation, rules, regulations and orders of the Commission and (ii) such Person is a Non-Market Participant thereunder.

     "Nonrecourse   Deductions"   shall  have  the  meaning  given  in  Treasury
Regulation Section 1.704-2(b)(1).

     "Notice of Removal Dispute" shall have the meaning given in Section 10.3(b). "Operation Agreement" shall mean the Amended and Restated Operation Agreement dated as of February 14, 2003, among the Company and each GridAmerica Company or its applicable Affiliate, as the same may be amended, modified or otherwise supplemented and in effect from time to time.

     "Operation Agreement Counted Year" shall have the meaning given in the Operation Agreement.

     "Operational Segment" shall mean Transmission Facilities which are (i) capable of being operated in the ordinary course of business as a coherent transmission system and (ii) are capable of having revenues that can be separately accounted for under the then current revenue distribution methodology and procedures of the Company after such facilities are acquired by the Company.

     "Order 2000" shall mean the Commission's order identified as Regional Transmission Organizations, Docket No. RM99-2-000, 89 FERC P. 61,285 (1999), all subsequent orders of the Commission in such Docket, and all other orders of the Commission pertaining to the rights and obligations of a regional transmission organization.

     "Original GridAmerica Company" shall mean any Person that is an GridAmerica Company on the Effective Date.

     "Panel" shall have the meaning given in Section 10.2(d).

     "Parties" shall mean the Members, any former Member and the Company.

     "Percentage Interest" shall mean as at any time of determination and, with respect to any Member, the product of (i) the number of Units held by such Member divided by the total number of outstanding Units multiplied by (ii) one hundred percent (100%). The Percentage Interest of any Member represents such Member's limited liability company interest in the Company.

     "Permitted Purposes" shall have the meaning given in Section 2.4(a).

     "Person" shall mean any natural person or Entity.

     "Preemptive Notice" shall have the meaning given in Section 3.1(d)(i).

     "Preemptive Notice of Acceptance" shall have the meaning given in Section 3.1(d)(ii).

     "Preemptive Offer" shall have the meaning given in Section 3.1(d)(i).

     "Preemptive Units" shall have the meaning given in Section 3.1(d)(i).

     "Protected Member" shall mean any Member other than the Managing Member and, as long as the Initial Member is Managing Member, any Tranche 2 Member with respect to, but only with respect to, any Units issued pursuant to Section 4.1(b).

     "Profits" or "Losses" shall mean, for each taxable year, an amount equal to the Company's taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

          (v) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or

     Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

        (vi) In the event the Book Value of any asset is adjusted pursuant to clause (ii) or clause (iv) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

        (vii) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

        (viii) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year, computed in accordance with the definition of Depreciation;

          (ix) To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

           (x) Any items that are allocated pursuant to the Regulatory Allocations shall not be taken into account in computing Profits and Losses. The amount of the items of Company income, gain, loss or deduction available to be allocated pursuant to the Regulatory Allocations shall be determined by applying rules analogous to those set forth in clauses (i) through (vi) hereof.

     "Public Offering" shall mean an underwritten public offering registered pursuant to the Securities Act of Shares of GridAmerica HoldCo as contemplated by Article VI of the Master Agreement.

     "Put Closing" shall have the meaning given in the Master Agreement.

     "Put Right" shall have the meaning given in the Master Agreement.

     "Putting GridAmerica Company" shall have the meaning given in the Master Agreement.

     "Qualified Public Offering" shall mean a Public Offering in which GridAmerica HoldCo raises, or in the opinion of a nationally recognized investment banking firm selected by the Managing Member is reasonably expected to raise, gross proceeds of at least $250,000,000 (before payment of underwriting discounts, commissions and other offering expenses) and, immediately following which, the Shares of GridAmerica HoldCo are or will be listed for trading on The New York Stock Exchange or another comparable national securities exchange on which the securities of major U.S. issuers engaged in the utility industry are actively traded.

     "Ratification Agreement" shall mean, an agreement entered into between the Company and a Person who is not a Member who acquires Units that sets forth (i) the notice address of such Person, (ii) customary representations and warranties of such Person in form and substance reasonably satisfactory to the Managing Member including, if applicable, representations and warranties confirming satisfaction of applicable Securities Laws, (iii) a ratification by such Person of this Agreement, its agreement to be bound by all of the terms and provisions of this Agreement and its express assumption of all obligations of a Member under this Agreement, (iv) the Units acquired by such Person, (v) the Capital Contribution, if any, to be received by the Company in exchange for such Units and (vi) the "Grant Date," which corresponds to the date such Person acquired such Units.

     "Regional Transmission Organization" and "RTO" shall mean an Entity that meets the minimum characteristics and functions of a regional transmission organization in Order 2000.

     "Regulatory  Allocations"  shall mean the  allocations  pursuant to Section
5.2.

     "Related Proceeding" shall have the meaning given in Section 10.2(c).

     "Removal Arbitration" shall have the meaning given in Section 10.3.

     "Removal Claimant" shall have the meaning given in Section 10.3(b).

     "Removal Claim" shall have the meaning given in Section 10.3.

     "Removal Dispute Parties" shall have the meaning given in Section 10.3(b).

     "Removal Notice" shall have the meaning given in Section 10.3(b).

     "Respondent Party" shall have the meaning given in Section 10.2(b).

     "Removal Respondent Party" shall have the meaning given in Section 10.3(b).

     "Sale Notice" shall have the meaning given in Section 3.3(d).

     "Scheduled  Termination  Date"  shall  have the  meaning  given in  Section
6.1(b).

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

     "Securities Laws" shall mean the Securities Act, and any other applicable securities Laws.

     "Sell" shall mean, in connection with a sale of Units by any selling Member (other than the Company), a sale of such selling Member's entire right, title and interest in and to such Units to another Person for value, but shall not include any sale of such Units (i) to an Affiliate of such selling Member (or, in the case of the Managing Member, any of its Affiliated Investors), (ii) to the holders of equity securities of such selling Member or any of such holder's Affiliates as a distribution in respect of such securities,
(iii) to a Person that is exempt from federal income  taxation under Section 501
(a) of the Code by virtue of being a Person described in Section 501(c)(3) of the Code or (iv) in any transaction in which Units are not substantially all of the assets being sold.

     "Selling Member" shall have the meaning given in Section 3.3(d).

     "SEOs" shall have the meaning given in Section 10.1.

     "Shares" shall have the meaning given in the Master Agreement.

     "Subject Units" shall have the meaning given in Section 3.3(d).

     "Subsidiary" shall have the meaning given in Section 6.4(c).

     "Successor Initial Term" shall have the meaning given in Section 6.1(b).

     "Super Majority of Non-Managing Members" shall mean one or more Members (other than the Managing Member) holding greater than 66.67% of all Units (other than Units held by the Managing Member); provided, however, that for purposes of
Section 11.11(c), the term Managing Member as used in this definition shall mean and include the Person who served as Managing Member immediately prior thereto.

     "Super Majority of Transmission Owners" shall mean (i) prior to the date on which the Company first issues Units in exchange for the Transmission Facilities, two-thirds or more of the GridAmerica Companies and (ii) thereafter, one or more Owners of Transmission Facilities who, among them, own (through actual or deemed ownership as provided below) Transmission Facilities that are subject to the Functional Control of the Company pursuant to the Operation Agreement or are owned by the Company with a Net Plant greater than 66.67% of the Net Plant of all Transmission Facilities subject to such Functional Control of the Company pursuant to the Operation Agreement or are owned by the Company. For purposes of the above vote, "Owner of Transmission Facilities" means (i) in the case of Transmission Facilities subject to the Company's Functional Control pursuant to the Operation Agreement, the Person that actually owns such Transmission Facilities and (ii) in the case of Transmission Facilities actually owned by the Company, the Members in accordance with their respective Percentage Interests. In the event that a Public Offering shall have occurred, the independent board members of GridAmerica HoldCo shall vote the deemed ownership interest of GridAmerica HoldCo.

     "System-Wide Assets" shall mean the assets of the Company that (i) are intended, or have the ability, to benefit primarily all or substantially all of the GridAmerica Transmission Facilities owned by or subject to the Functional Control of the Company or (ii) further the coordination, management and operation of all or substantially all of the GridAmerica Transmission Facilities owned by or subject to the Functional Control of the Company.

     "System-Wide Capital Expenditures" shall mean Capital Expenditures by the Company in respect of System-Wide Assets.

     "Third Party Claims" shall have the meaning given in Section 11.8(h)(ii).

     "Tranche 2 Member"  shall mean a Member  that has been  issued  Units under
Section 4.1(b).

     "Transaction  Agreements"  means  the  ITC  Agreements  and  the  MISO  ITC
Agreement.

     "Transfer," "Transferred" and other terms derivative thereof shall mean a sale, assignment, transfer, lease, contribution, distribution, conveyance, gift, exchange, Encumbrance, or other disposition whether such disposition be voluntary, involuntary or by operation of Law; provided, however, that the pledge of a Unit or the granting of a security interest in a Unit shall not constitute a Transfer, but a foreclosure or a transfer in lieu thereof shall constitute a Transfer.

     "Transmission Facilities" shall mean facilities used for the transmission of electric power and energy of the kind subject to the jurisdiction of the Commission.

     "Transmission Service Date" shall have the meaning given in the Master Agreement.

     "Treasury Regulations" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of Treasury Regulations hereafter proposed or adopted.

     "Undersubscription   Amount"  shall  have  the  meaning  given  in  Section
3.1(d)(ii).

     "Unit" shall mean a fractional part of the aggregate membership interests of all of the Members in the Company.

     "Unit Registry" shall have the meaning given in Section 3.2(b).

     "Willful Misconduct" shall mean (i) an act or omission by (A) in the case of the Managing Member (I) the Managing Member in the performance of its duties or obligations as Managing Member or (II) any Affiliate thereof that provides services to or for the benefit of the Company, in the performance of such services or (B) in the case of any other Member, such Member in the performance of its duties or obligations as a Member, in any case that is in disregard of a known, reasonably knowable or reasonably obvious risk that harm to the Company, any if its other Members (as such) or any of the Transmission Facilities subject to the Operation Agreement and/or any of the Associate Agreements is likely to follow or (ii) an intentional breach of this Agreement by (A) in the case of the Managing Member (I) the Managing Member or (II) any Affiliate thereof that provides services to or for the benefit of the Company, in the performance of such services or (B) in the case of any other Member, such Member.

     Section 1.2. Rules of Construction. The following provisions shall be applied wherever appropriate herein:

          (i) "herein," "hereby," "hereunder," "hereof," "hereto" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

          (ii) "including" means "including without limitation" and is a term of illustration and not of limitation;

          (iii) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

          (iv)  unless otherwise  expressly  provided,  any term defined in this
                Article I by reference to any other document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document;

          (v) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

          (vi) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof;

          (vii) the Section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

         (viii) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and

          (ix) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

                                   ARTICLE II
                                    FORMATION
                                    ---------

     Section 2.1. Formation. The Company has been organized as a Delaware limited liability company by the filing of the Certificate under and pursuant to the Act.

     Section 2.2. Name. The name of the Company is "GridAmerica LLC," and all Company business must be conducted in that name or in the name of "GridAmerica ITC."

     Section 2.3. Offices. The registered office and registered agent of the Company required by the Act to be maintained in the State of Delaware shall be the registered office and registered agent identified in the Certificate or such other office or agent as the Managing Member may designate in the manner provided by Law. The principal office of the Company shall be located at such location as shall be determined by the Managing Member.

     Section 2.4. Company Purposes.

     (a) Permitted Purposes. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act reasonably relating to the ownership or operation of Transmission Facilities (the "Permitted Purposes"), and, in furtherance thereof, the Company shall have the power:

          (i) to own Transmission Facilities and to serve as an ITC in accordance with the rules and regulations of the Commission and the MISO ITC Agreement;

          (ii) to operate Transmission Facilities owned by the Company;

          (iii)to exercise Functional Control over Transmission Facilities owned by other Persons pursuant to the Operation Agreement and to make use in connection with the provision of transmission service of certain non-transferred Transmission Facilities pursuant to the Operation Agreement;

          (iv) to     provide      non-discriminatory      transmission      and
               transmission-related services consistent with Commission policies and the MISO ITC Agreement on non-discrimination;

          (v) to assure planning, reliability, safety and maximization of value (consistent with customer service obligations) respecting the Transmission Facilities it owns and Transmission Facilities over which it exercises Functional Control;

          (vi) to  distribute   revenues  received  from  transmission   related
               services pursuant to the Operation Agreement and the provisions of Article V;

          (vii)to acquire, develop, construct, improve, operate, maintain, finance, sell, lease, convey or otherwise dispose of Transmission Facilities and other related properties and assets necessary, convenient or desirable to accomplish the foregoing purposes;

         (viii)to contract with others in furtherance of the foregoing purposes and to perform its obligations under such contracts and under this Agreement and the other Transaction Agreements; and

          (ix) to take any or all other actions which are not inconsistent with Commission policies and the Transaction Agreements and are otherwise necessary, convenient or desirable to accomplish the foregoing.

     (b) Prohibitions on Activities. The Company shall not be permitted to engage in activities other than activities relating to the Permitted Purposes. The Company shall not be permitted to acquire, directly or indirectly, an ownership interest in or control over assets used in the generation or marketing of electric power and energy, or undertake any other business or activity, that results in the Company becoming a Market Participant.

     Section 2.5. Foreign Qualification; Other Filings.

     (a) Prior to the Company's conducting business the Company shall comply with all requirements necessary to qualify the Company as a foreign limited liability company in the States of Indiana, Illinois, Missouri, Pennsylvania and Ohio and in such other jurisdictions in which the Managing Member determines that such qualification is necessary or desirable.

     (b) At the request of the Managing Member, the Members shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are reasonably necessary or appropriate in connection with the filings contemplated by this Section 2.5. The Managing Member may utilize the power of attorney contained in Section 6.13 in connection with any such filings.

     Section 2.6. Term. The Company commenced upon the effectiveness of the Certificate and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article IX.

     Section 2.7. Certain Agreements and Arrangements.

     (a) Master Agreement. The Company and the Initial Member are parties to the Master Agreement pursuant to which, among other things, the Company, the Initial Member and NGUSA have made covenants and granted rights to the GridAmerica Companies, including covenants and rights relating to the contribution of Transmission Facilities to the Company by the GridAmerica Companies as provided therein.

     (b) Operation Agreement. The Company and the Original GridAmerica Companies are parties to the Operation Agreement pursuant to which the Company will, commencing on the Transmission Service Date, exercise Functional Control over the Transmission Facilities of the Original GridAmerica Companies, subject to and in accordance with the terms and provisions of the Operation Agreement. The Managing Member shall be entitled from time to time after the Effective Date to cause the Company to amend, modify or otherwise supplement the Operation Agreement, in accordance with Section 6.14 and in accordance with its terms, to allow the Company to exercise Functional Control over the Transmission Facilities of NDTOs that are not Original GridAmerica Companies if the NDTO over whose assets the Company would acquire Functional Control satisfies the requirements set forth in such Section 6.14.

     (c) Make-Ready Arrangements. Prior to the Transmission Service Date, the Company will enter into the Make-Ready Arrangements.

     Section 2.8. MISO Documents. The Company shall (i) execute and deliver the MISO ITC Agreement and such of the MISO Documents to be executed and delivered to and by it and (ii) comply with the terms and conditions of the MISO ITC Agreement. The Managing Member shall be entitled, from time to time after the Effective Date, to cause the Company to amend, modify or otherwise supplement any of the MISO ITC Agreement (x) to further the purposes of the Company and GridAmerica ITC as an ITC with the right and obligation to exercise Functional Control over the GridAmerica Transmission Facilities, (y) to allow the Company to exercise Functional Control over the GridAmerica Transmission Facilities and
(z) to allow the Company to exercise Functional Control over Transmission Facilities of any NDTO that is not an Original GridAmerica Company if such NDTO becomes a party to the Operation Agreement; provided, however, in the case of this clause (z), that any such amendment, modification or supplement shall be made in accordance with Section
6.14. Anything in this Section 2.8 to the contrary notwithstanding, the Company shall not, without the prior consent of the Original GridAmerica Companies, amend, modify or otherwise supplement the MISO ITC Agreement as in effect on the date hereof to relieve the Midwest ISO of its commitment to, on the Transmission Service Date, (a) make (i) a one-time payment equal to the amount of the actual costs (including appropriately allocated internal costs) incurred by NGUSA (and/or its Affiliates) and the GridAmerica Companies to establish the Make-Ready Arrangements and (ii) a one-time payment to reimburse the GridAmerica Companies for the actual costs (including appropriately allocated internal costs) incurred in the development of Alliance RTO, such payments to be made as directed by the Company and (b) refund to Ameren Services Company, with interest, the $18,000,000 payment made by Ameren Services Company to leave the Midwest ISO pursuant to the terms of settlement approved in Illinois Power Co., 95 FERC P. 61,183, order on reh'g., 96 FERC P. 61,206 (2001).

     Section 2.9. Company Property. No real or other property interest in real or other property or licensed use of real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company.

                                   ARTICLE III
                                 MEMBERS; UNITS
                                 --------------

     Section   3.1.   Members;    Additional    Members;    Preemptive   Rights.

     (a) Initial Member. Upon the making of the Capital Contribution required by Section 4.1 (b) on the Effective Date, the Company shall issue to the Initial Member the number of Class A Units set forth next to the Initial Member's name on Schedule A, and the Initial Member shall thereupon be admitted as a Member on the Effective Date.

     (b) Additional Members After the Effective Date -- Contributions of Transmission Facilities. The Managing Member (i) may, from time to time, in its discretion if a proposed new Member desires to contribute Transmission Facilities to the Company and (ii) shall, from time to time, if a proposed new Member is exercising its Put Right admit to the Company a proposed new Member meeting the requirements of this Section 3.1 (b) upon the making by such proposed new Member of a Capital Contribution consisting primarily of Transmission Facilities. Upon the making of such Capital Contribution by such proposed new Member, the Company shall issue to such proposed new Member a number of Class A Units or Class B Units (as appropriate) and, if applicable, other consideration, having a Fair Market Value equal to the Fair Market Value of such proposed new Member's Capital Contribution, which, in the case of the exercise of a Put Right, shall be determined in accordance with Article V of the Master Agreement. To be eligible to be admitted as a Member, either (i) such proposed new Member must contribute GridAmerica Transmission Facilities or (ii) the Company must determine, in its reasonable discretion, that admitting such proposed new Member and accepting the Transmission Facilities of such proposed new Member as a Capital Contribution (x) will not result in any significant detriment to the existing Members in their capacity as such and (y) is likely to result in long-term benefits to the Company; provided, however, that if less than all of such proposed new Member's Transmission Facilities are contributed, such Transmission Facilities, together with such other Transmission Facilities of such proposed new Member that the Company is to acquire, must constitute an Operational Segment, (ii) execute and deliver to the Company a Ratification Agreement, (iii) if Class A Units are to be issued to such proposed new Member, deliver to the Company an Non-Market Participant Certification, (iv) deliver to the Company the Favorable Opinion of Counsel and (v) in the case of a new Member being admitted upon the exercise of a Put Right, comply with the provisions of Article V of the Master Agreement and the terms and conditions of the Put Agreement entered into pursuant thereto, and in the case of a new Member being admitted upon a Transfer of Transmission Facilities other than upon exercise of a Put Right, comply with the terms and conditions of the agreement pursuant to which such Transfer is to occur. Any Ratification Agreement shall be attached to and become part of this Agreement. Upon the execution and delivery by the proposed new Member and the Company of a Ratification Agreement, the making of the Capital Contribution by such proposed new Member, the issuance to such proposed new Member of Units as provided above and the satisfaction of the foregoing conditions, such proposed new Member shall be a Member of the Company for all purposes hereof.

     (c) Additional Members After the Effective Date -- Other Capital Contributions. Subject to Section 3.1(d), the Managing Member may, from time to time, in its discretion, admit to the Company any proposed new Member meeting the requirements of this Section 3.1(c), in order to raise additional capital for the Company for any Permitted Purpose, upon the making by such proposed new Member of a Capital Contribution (other than a Capital Contribution of Transmission Facilities which shall be made in accordance with Section 3.1(b)). Upon the making of such Capital Contribution by such proposed new Member, the Company shall issue and deliver to such proposed new Member a number of Class A Units or Class B Units (as appropriate) and, if applicable, other consideration, having a Fair Market Value equal to the Fair Market Value of such proposed new Member's Capital Contribution. To be eligible to be admitted as a Member, such proposed new Member must (i) execute and deliver to the Company a Ratification Agreement, (ii) if Class A Units are to be issued to such proposed new Member, deliver to the Company an Non-Market Participant Certification and (iii) deliver to the Company a Favorable Opinion of Counsel. Any Ratification Agreement shall be attached to and become part of this Agreement. Upon the execution and delivery by the proposed new Member and the Company of a Ratification Agreement, the making of the Capital Contribution by such proposed new Member, the issuance to such proposed new Member of Units as provided above and the satisfaction of the foregoing conditions, such proposed new Member shall be a Member of the Company for all purposes hereof.

     (d) Preemptive Rights. Any offering and issuance of Units by the Company pursuant to Section 3.1(c), other than Units issued to the Initial Member or any Affiliated Investor pursuant to Sections 4.1 and 4.2 shall be subject to the following terms and conditions:

          (i) The Company shall give written notice (the "Preemptive Notice") of any offering or issuance of such Units (the "Preemptive Units") to each of the Members, which notice shall (A) identify and describe the Preemptive Units, (B) describe the price (for cash, as described below) and other terms upon which the Preemptive Units are to be offered or issued and the number or amount of the Preemptive Units to be offered or issued, (C) identify the Persons (if known) to which the Preemptive Units are to be offered or issued and (D) offer (the "Preemptive Offer") to issue and sell to each Member whose preemptive rights have not been suspended pursuant to Section 3.1(d)(iv) a pro rata portion of the Preemptive Units determined by multiplying the Preemptive Units then being offered by such Member's Percentage Interest (the "Basic Amount"). The Preemptive Notice also shall provide that the Member shall have the right to purchase either Class A Units if such Member is an Non-Market Participant, or Class B Units if such Member is a Market Participant, on the same terms and conditions as the Preemptive Units irrespective of whether the Preemptive Units are Class A Units or Class B Units. In the event that the Preemptive Units are to be offered and issued by the Company for any non-cash consideration, the Members shall be entitled to participate in such offering by substituting consideration in cash in an amount equal to the Fair Market Value, per Unit, of such non-cash consideration.

          (ii) To accept a Preemptive Offer, in whole or in part, a Member must deliver a written notice (the "Preemptive Notice of Acceptance") to the Company within ten (10) days after the date of delivery of the Preemptive Notice, setting forth the portion of the Member's Basic Amount that it elects to purchase and, if such Member has elected to purchase all of its Basic Amount, any additional Units (if any) that such Member elects to purchase if one or more other Members elect to purchase less than all their full Basic Amounts (the "Undersubscription Amount"). If the aggregate Basic Amount subscribed for by all Members is less than the total of all Preemptive Units then being offered, then each Member who has set forth an Undersubscription Amount in its Preemptive Notice of Acceptance shall be entitled to purchase, in addition to its Basic Amount, the Undersubscription Amount it has subscribed for; provided, however, that if the aggregate Undersubscription Amounts subscribed for by the Members exceed the difference between the total of all of the Preemptive Units then being offered and the aggregate Basic Amounts subscribed for (the "Available Undersubscription Amount"), then each Member who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Member bears to the total Undersubscription Amounts subscribed for by all Members, subject to rounding by the Managing Member to the extent it deems reasonably necessary.

          (iii)The Company shall have one hundred twenty (120) days from the date of the Preemptive Notice to issue and sell all or any part of such Preemptive Units as to which a Preemptive Notice of Acceptance has not been given by the Members, but only upon terms and conditions (including prices) which are not, taken as a whole, more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Preemptive Offer, and, promptly following the closing of any such sale, the Managing Member shall provide each Member with written notice of such sale which identifies the Units sold and the type and amount of consideration received therefor. Any Preemptive Units not acquired by the Members or other Persons in accordance with the immediately preceding sentence may not be offered or issued until they are again offered to the Members under the procedures specified in this Section 3.1(d).

          (iv) All rights under this Section 3.1 (d) shall be suspended with respect to Units proposed to be sold by the Company to GridAmerica HoldCo in connection with a Qualified Public Offering, upon the filing by the Company of a registration statement relating to such Qualified Public Offering and such suspension shall continue until such registration statement is withdrawn, at which time all rights shall be reinstated in full, or until the consummation of such Qualified Public Offering, at which time all rights of the Members under this Section 3.1 (d) shall terminate and expire.

     Section 3.2. Unit Classes; Automatic Conversion; Etc.

     (a) Unit Classes. Membership in the Company shall be represented by Units. There shall be two classes of Units: the "Class A Units" and the "Class B Units," each of which shall have identical rights (including the identical right to the Profits (or Losses), distributions and other economic attributes of the Company as set forth in Articles V and IX), preferences and designations, except as hereinafter provided below in this Section 3.2(a):

          (i) Class A Units: Except as otherwise provided herein, each holder of Class A Units shall be entitled to vote on all matters presented to the Members for their action or consideration. Class A Units shall be held only by Non-Market Participants.

          (ii) Class B Units: Holders of Class B Units shall have no voting rights, except (A) as set forth in Section 6.6(b) and (B) on those other matters that require the approval of the holders of Class B Units as specifically set forth elsewhere in this Agreement.

     (b) Registration of Units. The Company shall maintain a registry (the "Unit Registry") upon which all Units issued pursuant to this Agreement shall be registered in the name of the Member which is the registered holder thereof. The Unit Registry shall establish, as of any time, the owners of Units, and Units may not be Transferred except by notation of such Transfer upon the Unit Registry. The Company and the Managing Member shall treat the Person in whose name a Unit is registered in the Unit Registry as the owner of the Units represented thereby for all purposes. No Transfer of Units shall be valid as against the Company unless registered in the name of the transferee on the Unit Registry.

     (c) Automatic Conversion of Class A Units. In the event that a Member holding Class A Units (i) is or becomes a Market Participant or (ii) Transfers Class A Units to a Market Participant, then either (A) all such Member's Class A Units in the case of clause (i) above or (B) the Class A Units Transferred in the case of clause (ii) above, automatically, without the necessity of any action on the part of such Member or the Company shall be converted (effective as of such time that such Member becomes a Market Participant or Transfers Class A Units to a Market Participant) into the same number of Class B Units, such that the Percentage Interest of any Member (other than, in the case of a Transfer, the transferor Member) shall remain unchanged. Promptly, but in no event more than ten (10) days after the date such Member becomes a Market Participant and no fewer than fifteen (15) days prior to the proposed effective date of a Transfer of such Member's Class A Units to a Market Participant, such Member (and, in the case of a Transfer, the transferee) will deliver or cause to be delivered to the Company notification of the foregoing and the Company promptly shall make the appropriate notation in the Unit Registry and promptly shall notify such Member and/or such transferee and all other Members that such notation has been made.

     (d) Conversion of Class B Units. In the event that a Member holding Class B Units (i) is or becomes a Non-Market Participant or (ii) Transfers its Class B Units to an Non-Market Participant, then either (A) all or any part of such Member's Class B Units in the case of clause (i) above or (B) all or any part of the Class B Units Transferred in the case of clause (ii) above shall, at the written request of the holder thereof, be converted into the same number of Class A Units, such that the Percentage Interest of any Member (other than, in the case of a Transfer, the transferor Member) shall remain unchanged. Any written request pursuant to this Section 3.2(d), shall include a Non-Market Participation Certification. Upon receipt by the Company of such written request and Non-Market Participant Certification, the Company promptly shall make the appropriate notation in the Unit Registry and promptly shall notify such Member or such transferee that such notation has been made.

     (e) Optional Conversion. Any Member that acquires Class A Units (whether from the Company pursuant to Section 3.1, by conversion pursuant to Section 3.2(d), or by Transfer from another Member pursuant to Section 3.3) and that is a Non-Market Participant, shall have the right at any time and from time to time to elect to have some or all of its Class A Units converted into the same number of Class B Units by delivering to the Company such Member's written election to convert some or all of its Class A Units for the same number of Class B Units. Upon receipt of such election, the Company promptly shall make the appropriate notation in the Unit Registry and promptly shall notify such Member that such notation has been made.

     (f) Votes/Approvals of Members Holding Class A Units. Each time that a Member holding Class A Units votes its Class A Units on any matter under this Agreement, such Member automatically, without the necessity of any further action, shall be deemed to have represented and warranted to the Company and to the other Members that such Member is an Non-Market Participant and, upon the reasonable request of the Managing Member, as a condition precedent to such Member's right to vote its Class A Units, such Member shall deliver to the Company an Non-Market Participant Certification. Not later than January 15 of each year, each holder of Class A Units shall deliver to the Company an Non-Market Participant Certification that certifies that such holder is and, during the immediately preceding calendar year, was, a Non-Market Participant.

     (g) Contest of Holder's Non-Market Participant Status. The Company and any Member may at any time contest in accordance with Article X a Non-market Participant Certification delivered by any Person or such Person's status as an Non-Market Participant; provided, however, that if the Managing Member causes the Company to challenge a Person's Non-Market Participant Certification or Non-Market Participant status, such challenge (i) shall be made in good faith and must not involve an unreasonable expenditure of Company funds and (ii) the Company, promptly after the commencement of such a challenge, shall give notice of such challenge to all other Members, which notice shall set forth a reasonably detailed description of the basis for such challenge and shall include copies of any legal opinions or other documentation in the possession of the Managing Member describing the basis for such challenge.

     (h) Reliance on Non-Market Participant Certification. The Managing Member may rely without investigation on any Non-Market Participant Certification delivered pursuant hereto.

     Nothing in this Section 3.2 shall be construed to limit the right of the Commission to review Non-Market Participant Certifications and declare the Person delivering such Non-Market Participant Certification to be a Non-Market Participant or a Market Participant, as the case may be. Any determination of the Commission to the effect that a Person is a Market Participant shall supersede and override the Non-Market Certification with respect to which the determination is made.

     Section 3.3. Transfers of Units; Exclusivity Period.

     (a) Transferability of Units. Subject to Sections 3.3(b), 3.3(d) and 3.3(e), Units may be Transferred at any time and from time to time by any Person to any other Person, including the Company, without the consent of the Company, the other Members or, except in the case of a Transfer to the Company, the Managing Member. Except as otherwise provided in this Section 3.3, if a Member Transfers all or a portion of its Units, the transferee shall be admitted to the Company as a Member of the Company without the need for any additional act or consent of the Company or any Member. Immediately following such admission, the transferor shall, either (i) if such transferor Transferred all of its Units, cease to be a Member of the Company or (ii) if such transferor Transferred less than all of its Units, have its Percentage Interest appropriately adjusted to reflect the Transfer to the transferee of such Units. Any successor to a Member by merger or consolidation shall, subject to the satisfaction of the requirements of Section 3.3(b), be admitted as a Member.

     (b) Conditions to Effectiveness of a Transfer. In connection with any Transfer of Units, the transferor and its transferee shall, as conditions precedent to the effectiveness of any such Transfer, (i) give prior written notice to the Company and to all Members no fewer than fifteen (15) days prior to the proposed effective date of such Transfer, which notice shall identify the transferee and specify the number and class of the transferor's Units to be Transferred, (ii) furnish a copy of the Transfer instrument to the Company and to all Members, (iii) execute and deliver to the Company a Ratification Agreement, (iv) if Class A Units are being Transferred, either (A) deliver to the Company a Non-Market Participant Certification or (B) deliver to the Company a written acknowledgement of the transferor and the transferee that the transferred Units shall be, effective upon such Transfer, automatically converted into the same number of Class B Units, (v) deliver to the Company a Favorable Opinion of Counsel and (vi) pay, or reimburse the Company for, all reasonable costs and expenses of the Company incurred by the Company in connection with such Transfer or otherwise make provision for the same. Upon receipt by the Company of the foregoing documents, the Company shall promptly make the appropriate notations reflecting the Transfer in the Unit Registry.

     (c)  Transfers Not in Compliance.  Any attempted  Transfer of a Unit, other than in strict accordance with this Section 3.3, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Section 3.3 may cause irreparable injury to the Company and to the Members for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a transferor to comply with such provisions and (ii) the uniqueness of the Company's business and the relationship among the Members. Accordingly, the provisions of this Section 3.3 may be enforced by specific performance.

     (d) Exclusivity Period. If a Member proposes to consider soliciting an offer to Sell any Units or is approached by another Person regarding any proposed transaction in which such Member would Sell its Units, prior to entering into substantive negotiations to Sell such Units, such Member (the "Selling Member") shall first submit a written notice to each other Member (the "Sale Notice") that the Selling Member may Sell such Units (the "Subject Units"), which notice shall specify whether the Selling Member has received any third party offer for such Subject Units which it intends to accept. In order to give the other Members the option to make an offer to purchase the Subject Units, the Selling Member (i) shall not Sell the Subject Units and (ii) shall not discuss, negotiate or otherwise provide information concerning such Units to any other Person, except in connection with a transaction in which the Selling Member does not propose to Sell such Subject Units, for thirty (30) days from the date of the delivery of the Sale Notice. No Member shall have any obligation to make an offer to purchase such Subject Units and the Selling Member shall have no obligation to consider, negotiate or accept any such offer. After the expiration of such thirty (30) day period, the Selling Member shall have one (1) year thereafter to enter into definitive agreements to Sell the Subject Units to a third party. If at the end of such period the Selling Member has not entered into definitive agreements to Sell such Subject Units, the Selling Member will be obligated to comply with this Section 3.3(d). The rights of the Members under this Section 3.3(d) shall not apply to any sale of Units in a Qualified Public Offering and shall terminate upon the closing of a Qualified Public Offering.

     (e) Publicly Traded Partnership. Notwithstanding anything to the contrary herein, no transfer of Units may be made to any Person if as a result of such transfer the Company would have more than one hundred (100) Members determined in accordance with Treasury Regulation Section 1.7704-1(h)(1) and (3).

     Section 3.4. Resignation. A Member has no right or power to resign or withdraw from the Company except as specifically provided for in this Agreement.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS
                              ---------------------

     Section 4.1. Capital Contributions to Fund Capital Expenditures and Working Capital Needs. Subject to the limitations set forth in Section 4.3, the Initial Member and/or one or more Affiliated Investors shall (or in the case of Section 4.1(c), may at its election) make Capital Contributions to the Company as follows:

     (a) Capital Contributions on the Transmission Service Date. On the Effective Date, the Initial Member shall make a cash Capital Contribution in the amount of $50,000 in exchange for 1000 Units.

     (b) Capital Contributions to Fund Capital Expenditures and Working Capital. Following the Effective Date, when and as the Initial Member, in the performance of its duties or obligations as Managing Member, determines that the Company is in need of additional funds to pay for Capital Expenditures relating to System-Wide Capital Expenditures or for additional working capital purposes, the Initial Member, shall and/or shall cause one or more Affiliated Investors to, make cash Capital Contributions in exchange for Units in the amount so determined by the Initial Member; provided, however, that the maximum commitment of Initial Member pursuant to this Section
4.1 (b) shall be $25,000,000.

     (c) Capital Contributions to Fund Capital Expenditures Relating to GridAmerica Transmission Facilities. Following the Effective Date, when and as the Initial Member, in the performance of its duties or obligations as Managing Member, determines that the Company is in need of additional funds to pay for Capital Expenditures relating to GridAmerica Transmission Facilities or to acquire GridAmerica Transmission Facilities, the Initial Member may, at its election make, or cause one or more Affiliated Investors to make, Capital Contributions in exchange for Units in the amount so determined by the Initial Member.

     Section  4.2  Capital   Contributions   Upon  Contribution  of  GridAmerica
Transmission Facilities.

     (a) Subject to the limitations set forth in Sections 4.2(c) and 4.3, the Initial Member shall cause one or more Affiliated Investors to make cash Capital Contributions to the Company in exchange for Units upon the exercise by an GridAmerica Company of a Put Right or the purchase by the Company of Transmission Facilities from a GridAmerica Company as follows:

          (i) At each Put Closing, a cash Capital Contribution equal to 5% of the Fair Market Value of the Transmission Facilities in respect of which the Put Right has been exercised;

          (ii) At the closing of each purchase of Transmission Facilities from a GridAmerica Company other than NGUSA or an Affiliated Investor, a cash Capital Contribution equal to 5% of the Fair Market Value of the Transmission Facilities to be purchased by the Company; and

          (iii)At the option of either the Initial Member or the Putting GridAmerica Company (such option being referred to as the "Cash Option"), a cash Capital Contribution up to an additional 15% (or such higher percentage as to which the Initial Member and the Putting GridAmerica Company may agree) of the Fair Market Value of the Transmission Facilities in respect of which the Put Right has been exercised, in which event (i) the number of Units received by the Putting GridAmerica Company at the Put Closing shall be reduced by the number of additional Units purchased by the Affiliated Investors and (ii) such Putting GridAmerica Company shall, at the Put Closing, receive a cash distribution in an amount equal to the aggregate amount paid to the Company for such additional Units.

     (b) Exercise of Cash Option. If either the Putting GridAmerica Company or the Initial Member desires to exercise its Cash Option, it shall provide the other and the Company with written notice of such exercise at least sixty (60) days prior to the Put Closing, which notice shall specify the percentage of the Fair Market Value of contributed Transmission Facilities to which the exercise relates. Notwithstanding anything to the contrary contained in this

Section 4.2(b), if the Initial Member exercises the Cash Option and the Putting GridAmerica Company determines in good faith that the corresponding distribution of cash by the Company to such Putting GridAmerica Company in connection with the exercise of the Cash Option would result in the Putting GridAmerica Company being required to recognize income as a result of such distribution of cash in the calendar year in which such cash distribution is made in excess of the difference between the amount of such cash payment and such Putting GridAmerica Company's pro rata tax basis in the Transmission Facilities which are subject to the Put Notice (determined pursuant to the Master Agreement), the Putting GridAmerica Company may, at its election, upon written notice to NGUSA received at least thirty (30) days prior to the Put Closing, require NGUSA to rescind the exercise of the Cash Option. Such notice shall provide a detailed explanation of the income effect of the exercise by NGUSA of the Cash Option.

     (c) Limitation on Capital Contribution Commitment. Notwithstanding anything in this Agreement to the contrary, no Affiliated Investor shall have any obligation to make or cause to be made any cash Capital Contribution to the Company pursuant to Section 4.2(a) if either:

          (i) (A) the sum of (I) the aggregate amount of all cash Capital Contributions by any Affiliated Investor pursuant to Section 4.2(a) and
     (II) the Fair Market Value (determined at the time the Transmission Facilities in question are contributed to the Company pursuant to Article V of the Master Agreement) of all Capital Contributions comprising
     Transmission Facilities made by the Initial Member and/or any NGUSA Affiliates would exceed (B) the difference between (I) $500,000,000 and
     (II) the amount of the aggregate Capital Contributions of the Initial Member and/or any Affiliated Investor made pursuant to Section 4.1; provided, however, that there shall be excluded from such calculation the amount, if any, of the Excess Cash Amount; or

          (ii) all Affiliated Investors would have, after giving effect to the purchase of Units pursuant to Section 4.2(a) and the issuance to a Putting GridAmerica Company of Units in connection with exercise of the Put Right, an aggregate Percentage Interest in the Company in excess of twenty percent (20%); provided, however, that there shall be excluded from such calculation all Units issued to such Affiliated Investors pursuant to Sections 4.1 (a) and 4.1 (b) and any Units issued in respect of the Excess Cash Amount.

     (d) Not Applicable to NGUSA Put Right. The provisions of Sections 4.2(a) and 4.2(b) shall not apply to the exercise of a Put Right by any NGUSA Affiliate.

     Section 4.3. Additional Limitations on Commitment. Notwithstanding anything contained in Sections 4.1 or 4.2 to the contrary, but subject to Section 4.2(c):

          (i) The Initial Member and/or any Affiliated Investor shall have no obligation to make Capital Contributions pursuant to Sections 4.1 and 4.2 in excess of the sum of (A) $500,000,000, plus (B) the Excess Cash Amount.

          (ii) The Initial Member and/or any Affiliated Investor shall have no obligation to make Capital Contributions in connection with the exercise of the Put Right (A) during the final six (6) months of the Initial Term if an MM Termination Notice or a Non-MM Termination Notice has been delivered pursuant to Section 6.1 (c) or (B) if NGUSA exercises its resignation rights pursuant to clause (D) of Section 6.1(d), or (C) at any time after the Initial Member ceases to be the Managing Member; provided, however, that the obligation to make Capital Contributions pursuant to Section 4.2(a) shall continue with respect to the exercise of the Put Right if the Put Notice relating thereto was delivered prior to (x) in the case of clause (A) above, the final six (6) months of the Initial Term or (y) in the case of clause (C) above, the date that the Initial Member ceases to be the Managing Member.

     Section 4.4.  Capital  Contributions  After the Effective Date.  Subject to
Section 3.1(d), the Managing Member (i) may, from time to time in its discretion, accept from an existing Member or a proposed new Member a Capital Contribution in exchange for Units consisting of cash, Transmission Facilities and/or other assets and (ii) if a Capital Contribution is being made pursuant to the Put Right contained in Article V of the Master Agreement, shall, from time to time, accept from an existing Member or a proposed new Member a Capital Contribution consisting primarily of Transmission Facilities over which the Company exercises Functional Control. Any such Capital Contribution must have a Fair Market Value not less than the Fair Market Value of any consideration to be paid by the Company to such Person, including the Units to be issued to such Person. In connection with Capital Contributions of Transmission Facilities by the Managing Member or any Affiliate of the Managing Member (and, in the case of the Initial Member, by any Affiliated Investor), the Members, other than the Managing Member and its Affiliates, shall represent the interests of the Company.

     Section 4.5. No Other Required Capital Contributions. Unless it agrees otherwise and except as set forth in Sections 4.1 and 4.2, no Member shall be obligated to make any additional Capital Contributions to the Company.

     Section 4.6. Return of Capital Contributions. No Member shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

     Section 4.7. Capital Accounts.

     (a) A Capital Account shall be established and maintained for each Member. Each Member's Capital Account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the Book Value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) and (C) allocations to that Member of Profits and any items of income or gain allocated to such Member pursuant to the Regulatory Allocations and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the Book Value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code
Section 752) and (C) allocations to that Member of Losses and any items of loss or deduction allocated to such Member pursuant to the Regulatory Allocations. A Member that has more than one Unit shall have a single Capital Account that reflects all such Units, regardless of the class of Units owned by such Member and regardless of the time or manner in which such Units were acquired. Upon the disposition of any Units, the Capital Account of the disposing Member that is attributable to such Units shall carry over to the assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(1).

     (b) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Managing Member shall determine that it is necessary to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Managing Member may make such modification; provided, however, that (i) it is not likely to have a material effect on the amounts distributed to any Member pursuant to Section 5.6(d) upon the liquidation of the Company and (ii) prior to making any such modification
(A) the Managing Member obtains the written consent of all Members that may be reasonably likely to be adversely affected by such modification or (B) if such consent or consents cannot be obtained, the Managing Member obtains a tax opinion from a nationally recognized tax counsel with expertise in partnership tax matters, which counsel is reasonably acceptable to the Members holding a majority in interest of the Percentage Interests, to the effect that the proposed modifications of the Managing Member are necessary to comply with the Treasury Regulations. The Managing Member also shall be entitled to make, subject to the foregoing proviso, (i) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

     Section 4.8. Units Issued In Respect of Capital Contributions. A Member that makes Capital Contributions shall receive Units having a Fair Market Value equal to the amount of cash or the Fair Market Value of any other property so contributed as a Capital Contribution.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     Section 5.1. Allocations of Profits and Losses. Profits and Losses shall be allocated among the Members in accordance with their Percentage Interests.

     Section 5.2. Regulatory Allocations. The following allocations shall be made in the following order:

          (i) Nonrecourse Deductions shall be allocated to the Members in accordance with their Percentage Interests.

          (ii) Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Sections 1.704-2(b)(4) and 1.752-2. If more than one Member bears the Economic Risk of Loss for such

     Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 5.2(ii) is intended to comply with the provisions of Treasury Regulation
     Section 1.704-2(i) and shall be interpreted and applied consistently therewith.

          (iii)Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.2(iii)), items of income and gain shall be allocated to each Member in an amount equal to such Member's share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.2(iii) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted and applied consistently therewith.

          (iv) Notwithstanding  any  provision  hereof  to the  contrary  except
     Section 5.2(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for a taxable year (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.2(iv), items of income and gain shall be allocated to each Member in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.2(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted and applied consistently therewith.

          (v)  Notwithstanding  any  provision  hereof  to the  contrary  except
     Sections 5.2(iii) and (iv) (dealing with Minimum Gain and Member Nonrecourse Debt Minimum Gain), a Member who unexpectedly receives an adjustment,  allocation or  distribution  described in Treasury  Regulation
     Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the taxable year) in an amount and manner sufficient to eliminate any deficit balance in such Member's Adjusted Capital Account as quickly as possible. This Section 5.2(v) is intended to constitute a qualified income offset under Treasury Regulation
     Section   1.704-1(b)(2)(ii)(d)   and  shall  be  interpreted   consistently
     therewith.

          (vi) In the event that any Member has a negative Adjusted Capital Account at the end of any taxable year, such Member shall be allocated items of income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 5.2(vi) shall be made only if and to the extent that such Member would have a negative Adjusted Capital Account after all other allocations provided for in this Article V have been tentatively made as if Section 5.2(v) and this Section 5.2(vi) were not in this Agreement.

          (vii)To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member's Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (viii) If the Treasury Regulations incorporating the Regulatory Allocations are hereafter changed or if new Treasury Regulations are hereafter adopted, and such changed or new Treasury Regulations, in the opinion of tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article V would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to this Agreement.

     Section 5.3. Curative Allocations. The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provision of this
Article V (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines to be appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.1. In exercising its discretion under this Section 5.3, the Managing Member shall take into account future Regulatory Allocations under Sections 5.2(iii) and 5.2(iv) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.2(i) and 5.2(ii).

     Section 5.4. Income Tax Allocations.

     (a) All items of income, gain, loss and deduction for federal income tax purposes shall be allocated in the same manner as the corresponding item of Profits and Losses is allocated, except as provided in Section 5.4(b).

     (b) In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. In the event that any property is adjusted pursuant to clause (ii) or (iv) of the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the applicable Regulations thereunder. For purposes of such allocations, the Company shall elect the Designated Allocation Method, and in applying the Designated Allocation Method to depreciable property, the Company shall compute allocations using the method set forth on Schedule B. Subject to the provisions of Treasury Regulations Section 1.704-3, the Company may use different methods with respect to different items of property.

     (c) Any (i) recapture of depreciation deductions shall be allocated, in accordance with Treasury Regulations Section 1.1245-1(e), to the Members who received the benefit of such deductions (taking into account the effect of the Designated Allocation Method) and (ii) recapture of credits shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii) unless the applicable Code section shall otherwise require.

     (d) Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

     Section 5.5. Other Allocation Rules.

     (a) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been transferred shall be allocated between the transferor and the transferee in accordance with the interim closing of the books method as provided in the Treasury Regulations under Code Section 706(d).

     (b) The Members' proportionate shares of the "excess nonrecourse liabilities" of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be determined in accordance with their Percentage Interests.

     Section 5.6. Distributions.

     (a)  Distributions   Upon   Contributions   of   GridAmerica   Transmission
Facilities.   The   Managing   Member  shall  cause  the  Company  to  make  the
distributions required by Section 4.2(a)(iii).

     (b) Regular Distributions. The Managing Member shall cause the Company to distribute simultaneously to each Member in proportion to its respective Percentage Interest, not less frequently than each calendar month, not less than eighty percent (80%) of Available Cash and (ii) the Managing Member may, in its discretion make additional distributions of Available Cash, but any such other distributions must be made simultaneously to each Member in proportion to its respective Percentage Interest.

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

     (c) Tax Distribution. As soon as practicable following the close of each taxable period, the Company shall, to the extent it has Available Cash therefor, distribute to each Member the excess, if any, of (i) the product of (A) the Cumulative Net Profits allocated to such Member, multiplied by (B) the highest marginal federal ordinary income tax rate applicable to corporations, over (ii) the amount of any distributions previously made pursuant to Section 5.6(b) and this Section 5.6(c) to such Member. In the event that adequate Available Cash does not exist to make the distributions required by this Section 5.6(b), the Company shall use commercially reasonable efforts to incur Debt in at least the amount necessary to make such distributions.

     (d) Distributions on Dissolution and Winding Up. Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts for all distributions made under Sections 5.6(a), 5.6(b) and 5.6(c), and all allocations under this Article V, all available assets distributable to the Members as determined under Section 9.2(v) shall be distributed to the Members in accordance with their positive Capital Account balances.

                                   ARTICLE VI
                                   MANAGEMENT
                                   ----------

     Section 6.1. Management of the Company.

     (a) Managing Member. The management of the Company shall be vested in the Member that is designated as the "Managing Member" in accordance with Sections 6.1(b) and 6.1(e). Except as otherwise expressly provided in this Agreement, the Managing Member shall have full power and authority to manage the business and affairs of the Company to the extent provided in the Act, and no other Member shall have any such management power and authority. The Managing Member shall use commercially reasonable efforts to employ or otherwise secure the services of Persons responsible for the management and system-wide operation of the Transmission Facilities owned and/or Functionally Controlled by the Company and to appoint any of such Persons as officers of the Company having such responsibilities and obligations as the Managing Member shall specify; provided, however, that except for Excluded Employees, such Persons shall be employees of the Managing Member or the Company and not employees of any Affiliate of the Managing Member (other than the Company or any subsidiary of the Managing Member or the Company). Initially (x) Nick Winser of NGUSA will serve as chief executive officer of the Company and will devote significant time and attention to the business and affairs of the Company and (y) Paul Halas of NGUSA will serve as general counsel of the Company and will devote significant time and attention to the business and affairs of the Company, provided, that Nick Winser and Paul Halas may each also serve in a similar or different roles and capacities for other ITCs as well as for NGUSA and its Affiliates. Subject to the right of the Initial Member to resign as Managing Member as permitted by
Section 6.1(d), for so long as the Initial Member is the Managing Member, the Initial Member and its Affiliates will maintain Non-Market Participant status.

     (b)  Designation and Removal of Managing  Member.  The Initial Member shall be the initial Managing Member. It shall serve for a term (the "Initial Term") that commences on the Effective Date and shall end upon the fifth anniversary of the Transmission Service Date (the "Scheduled Termination Date"); provided, however, that the Initial Member's term as Managing

Member shall terminate prior to the Scheduled Termination Date or prior to the end of any Additional Term (i) if it (or any of its Affiliates that are required to maintain Non-Market Participant status) shall have been found by the Commission, in a final order of the Commission that is no longer subject to rehearing, to be a Market Participant or (ii) for Cause if a Super Majority of Transmission Owners shall have delivered written notice that they have elected to remove the Managing Member for Cause pursuant to this Agreement or a Super Majority of Transmission Owners shall have delivered written notice that they have elected to cause the Company to remove the Managing Member for "cause" pursuant to Section 4.4.3 of the Operation Agreement, which removal shall become effective on the date specified in, but no sooner than sixty (60) days after, delivery to the Managing Member, each GridAmerica Company and each NDTO of a written notice of such election to remove (each, an "Early Termination Event"). Notwithstanding anything in clause (ii) of the immediately proceeding sentence to the contrary, (x) if the Managing Member disputes whether the grounds for removal exist by written notice to each GridAmerica Company and each NDTO delivered within thirty (30) days of receipt by the Managing Member of the election to remove the Managing Member, no Early Termination Event shall be deemed to occur until sixty (60) days after receipt of a final arbitration award pursuant to Section 10.3 finding that such grounds for removal exist and (y) no removal of the Managing Member shall be effective unless and until approved by the Commission. The initial term of any successor Managing Member (a "Successor Initial Term") shall be as set forth in the instrument appointing such successor Managing Member, but, in any event, shall terminate upon an Early Termination Event.

     (c) Automatic Extension of Managing Member's Term. Notwithstanding the expiration of the Initial Term on the Scheduled Termination Date, the Initial Term and, unless otherwise provided in the instrument appointing a successor Managing Member, the Successor Initial Term of any successor Managing Member, automatically shall be extended for an additional term of two (2) years at the end of the Initial Term or Successor Initial Term (as the case may be) unless written notice of termination of the Managing Member is given to all the other Members at least six months prior to the last day of the Initial Term or Successor Initial Term (as the case may be) by the Managing Member (a "MM Termination Notice") or a Majority of Class A Members (a "Non-MM Termination Notice"). Following any such additional term, the Managing Member's term automatically shall be extended for successive additional terms of two (2) years each (any additional term, whether following the Initial Term, a Successor Initial Term or an additional term, being an "Additional Term") unless written notice of termination of the Managing Member is given to all the other Members at least six months prior to the end of the then existing Additional Term by the Managing Member or a Majority of Class A Members.

     (d) Resignation. The Managing Member shall not be entitled to resign or withdraw from its position as Managing Member prior to the end of the Initial Term or any Successor Initial Term or any Additional Term; provided, however, that (i) the Initial Member may (x) upon thirty (30) days notice, resign as Managing Member after March 31, 2003 if, as of the date of such resignation, the Transmission Service Date has not occurred and (y) may resign as Managing Member as permitted by Section 2.2(c) of the Master Agreement and (ii) the Managing Member shall resign as Managing Member (A) if required by the Company in accordance with the Operation Agreement, (B) if required under the Master Agreement, (C) effective as of the time set forth in Section 6.1 (b) if removed pursuant to such Section 6.1(b) unless, in the case of either clause (A) or clause (C), the Managing Member contests its removal under Article X of this Agreement or Article XII of the Master Agreement or Article VI of the Operation Agreement, in which case the Managing Member shall resign at the time directed in any order or judgment of the arbitrator issued pursuant to such Article X of this Agreement or Article XII of the Master Agreement or Article VI of the Operation Agreement, if so directed, or (D) as permitted pursuant to Section 5.7 of the Master Agreement.

     (e) Replacement of Managing Member. If a Member's term as the Managing Member ends (i) at the expiration of the Initial Term or Successor Initial Term because the Initial Term or Successor Initial Term is not automatically extended to an Additional Term or (ii) at the end of any Additional Term because such Additional Term is not automatically extended to a subsequent Additional Term, then a Majority of Class A Members shall select the replacement Managing Member who may not be such Member or an Affiliate thereof. If the Managing Member's Initial Term or Successor Initial Term or any Additional Term ends pursuant to an Early Termination Event, a Super Majority of Transmission Owners shall select the replacement Managing Member.

     (f) Transitional Provisions. If a Person's term as Managing Member ends, such Person shall, at the request of the Company, negotiate in good faith to provide transition services on commercially reasonable terms and conditions (including compensation) to facilitate a smooth transition of the management of the Company.

     Section 6.2. Redemption of Units Upon Termination of Initial Member as Managing Member; Rights of the Company.

     (a) Redemption of Units Upon Non-Renewal of Term by Members. If the Initial Member's term as Managing Member ends at the expiration of the Initial Term because a Majority of Class A Members elect not to extend automatically to an Additional Term or at the end of any Additional Term because a Majority of Class A Members elect not to extend automatically to a subsequent Additional Term, then the Initial Member may, by written notice delivered within sixty (60) days after the end of the Initial Member's term as Managing Member, require the Company to redeem any Units issued to and held by any Affiliated Investor in respect of Capital Contributions made pursuant to Sections 4.1 (a) and 4.1 (b) (to the extent such Units are still held by an Affiliated Investor) for a redemption price equal to the Fair Market Value of such Units on the date of delivery of the notice referred to above. Subject to Section 6.2(b), on the date set forth in the request for redemption, which date must be not more than one hundred eighty (180) days but not less than one hundred twenty (120) days after the date of such notice, the Company shall purchase such Units from such Affiliated Investors and such Affiliated Investors shall sell such Units, free and clear of all Encumbrances for cash for their Fair Market Value, and the Managing Member shall make the appropriate notation thereof in the Unit Registry. The right of redemption described in this Section 6.2(a) shall not apply (i) to Units issued under any other provision of this Agreement other than Sections 4.1(a) or 4.1(b), (ii) to Units held by any other Person other than the Initial Member and/or such Affiliated Investors, (iii) upon a removal of the Managing Member upon an Early Termination Event or if the Initial Member resigns pursuant to Section 5.7 of the Master Agreement or (iv) if the Initial Member, any Affiliated Investor and/or any Affiliate thereof voted any of the Units owned by them in favor of not extending the Initial Member's term as Managing Member.

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

     (b) Conditions to Closing Redemption. In connection with any redemption of Units by the Company from any Person pursuant to this Agreement, such Person must deliver such Units to the Company on the date set for redemption free and clear of any Encumbrances, and the closing of such redemption shall be conditioned upon the satisfaction of customary closing conditions, including (i) execution and delivery to the Company by such Person of an instrument or agreement of transfer in form and substance reasonably, satisfactory to a Majority of Non-Managing Members and which contains customary representations and warranties in respect of due authorization, title, enforceability and no conflicts with agreements or applicable Laws and the need for any third-party or Governmental consents, (ii) delivery to the Company of a Favorable Opinion of Counsel, (iii) the redemption not violating any Laws or agreements to which the Company or such Person is a party and (iv) receipt of any necessary consents or approvals of any Governmental Authorities.

     (c) Acquisition of Managing Member's Assets and Employees. If the Initial Member ceases to be the Managing Member for any reason (including upon resignation or removal if the Transmission Service Date shall not have occurred on or before March 31, 2003), the Company shall have the right, but not the obligation, to either (i) acquire one hundred percent (100%) of the outstanding Equity Interests of the Initial Member or one hundred percent (100%) of the assets and liabilities of the Initial Member for a price equal to the Net Book Value of the Initial Member determined as of the date on which the Initial Member ceases to be Managing Member or (ii) offer (or a designee of the Company may offer) employment to any employee of the Initial Member, other than Excluded Employees. The Company may exercise the rights granted by this Section 6.2(c) by delivering notice within sixty (60) days of the date on which the Initial Member ceases to be Managing Member.

     (d) Closing of Acquisition. If the Company elects to acquire the Equity Interests or assets and liabilities of the Initial Member, the Initial Member shall cause such Equity Interests or assets and liabilities to be transferred to the Company free and clear of all Encumbrances (except, in the case of the assets of the Initial Member, Encumbrances that have been disclosed to the Company), and the Initial Member shall cause NGUSA and the seller of such Equity Interests to make customary representations and warranties in respect of due authorization, title, enforceability, no conflicts with agreements or applicable Laws, the need for any third party or Governmental consents and disclosing material assets, contracts and liabilities. The "Net Book Value" of the Initial Member shall be the difference, but not less than zero, between the aggregate assets of the Initial Member less the aggregate liabilities of the Initial Member, both determined in accordance with GAAP. Any dispute regarding the Net Book Value of the Initial Member shall be finally determined by the Agreed Accounting Firm designated in accordance with the Master Agreement. The acquisition of the Equity Interests of the Initial Member or the assets and liabilities of the Initial Member by the Company or its designee shall not include any Units or Shares or any indebtedness incurred to acquire any Units or Shares, and (i) immediately prior to the closing of such acquisition, the Initial Member shall distribute or otherwise transfer any Units or Shares held by it to its member(s) or shareholder(s) (as the case may be) and cause the Initial Member to be released from any indebtedness incurred to acquire any Units or Shares, and shall cause any Encumbrances on assets of the Company securing acquisition indebtedness for such Units or Shares to be released and
(ii) any such Units or Shares and any such indebtedness shall not be included in determining the Net Book Value of the Initial Member.

         (e) Hiring of Employees. If the Company or its designee elects to offer employment to any employees of the Initial Member (or, in the case of a purchase of the Equity Interests of the Initial Member, if the Company or its designee elects to retain the services of any such employees), it shall do so on such terms and subject to such conditions as it may from time to time elect; provided, however, that no such offer shall be deemed to be a "Qualifying Offer" with respect to any such employee unless such offer is made during the sixty
(60) day period referred to in Section 6.2(c), and such offer offers employment in a position of comparable authority with an overall compensation package which, taken as a whole, is comparable to the overall compensation package then provided by the Initial Member. During the sixty (60) day period referred to in
Section 6.2(c), the Initial Member shall not, and shall cause NGUSA and the NGUSA Affiliates (other than the Company) not to, offer employment to or otherwise directly or indirectly retain or seek to retain the services of any employee of the Initial Member, other than any Excluded Employee, and the Initial Member shall not, and shall cause NGUSA and the NGUSA Affiliates (other than the Company) not to, engage in any such activities. After the expiration of such sixty (60) day period, NGUSA and any NGUSA Affiliate may offer employment to any employee of the Initial Member; provided, however, that the Initial Member shall not, and shall cause NGUSA and the NGUSA Affiliates (other than the Company) not to, offer employment to or otherwise directly or indirectly retain or seek to retain the services of any employee of the Initial Member other than any Excluded Employee who receives a Qualifying Offer for a period of one year after the date such Qualifying Offer is made. The Company shall provide NGUSA with copies of all Qualifying Offers of employment made to employees of the Initial Member. The Initial Member shall have no obligation to retain any employee of the Initial Member as an employee after the expiration of the Initial Member's term as Managing Member or the removal of the Initial Member as Managing Member.

     (f) Exercise of Rights of Company. In the event that there are holders of Class A Units other than NGUSA or Affiliated Investors at the time the Initial Member ceases to be the Managing Member, then such holders shall represent the interests of the Company in connection with the exercise by the Company of the rights contained in Sections 6.2(c) through 6.2(e). In the event that there are no holders of Class A Units other than NGUSA or Affiliated Investors, then (i) if the Company has issued at least $250,000,000 in Class B Units to Persons other than the Initial Member and/or its Affiliates, then the holders of such Units shall represent the interests of the Company and (ii) otherwise a Super Majority of Transmission Owners may, if they so elect, by giving notice to NGUSA and the Initial Member delivered not fewer than fifteen (15) days after the receipt of a MM Termination Notice, a Non-MM Termination Notice or the notice of removal delivered pursuant to Section 6.1(b), represent the interests of the Company in connection with the exercise by the Company of the rights contained in Sections 6.2(c) through 6.2(e) to the extent permitted by applicable Law.

     (g) Consents and Approvals. The Initial Member shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain any necessary consents or approvals of any Governmental Authorities and of any third parties in connection with an acquisition pursuant to Sections 6.2(c) through 6.2(e). The Initial Member shall not, and shall not permit its Affiliates to, enter into or suffer to exist any agreement that would prohibit, hinder or frustrate the Company's rights under Sections 6.2(c) through 6.2(e); provided, however, that, the Company may enter into one or more agreements in respect of financings for the Company that provide for aggregate borrowings of not more than $100,000,000 prior to the date the Company first owns

GridAmerica Transmission Facilities and $250,000,000 thereafter, unless a Majority of Non-Managing Members shall have approved a greater amount of borrowings, that contain a covenant prohibiting a change-in-control of the Managing Member if the Initial Member, in the good faith performance of its duties and obligations as Managing Member determines that such provisions are necessary in order to obtain financing on commercially reasonable terms.

     Section 6.3.  Compensation of Managing Member; Expenses.


     (a) General. The Initial Member, commencing on the Effective Date and continuing until the end of the Initial Term, shall be entitled to receive the following as compensation for serving as Managing Member:

          (i) subject to Sections 6.3(b), 6.3(c) and 11.8(b), an annual management fee of $3.5 million for each of the first three years of the Initial Term and $2.5 million for each subsequent year of the Initial Term and each year of any Additional Term (the "Initial Management Fee"), payable monthly in arrears on the last Business Day of each calendar month, subject to adjustment as provided in Section 6.3(b); and

          (ii) subject to Section 11.8(b), reimbursement of compensation and benefits expenses for the employees of the Managing Member incurred by the Managing Member in connection with serving as Managing Member of the Company, such reimbursement payments to be made no more often than monthly.

     (b) Adjustment of Initial Management Fee. As of January 1 following the fifth anniversary of the Effective Date and each January 1 thereafter, the Initial Management Fee for the calendar year beginning on such January 1 shall be adjusted to equal the sum of the following:

          (i)  the Initial Management Fee; plus

          (ii) the product of (A) the Initial Management Fee, multiplied by the percentage change, if any, in the CPI Index for December of the year in which the fourth anniversary of the Effective Date occurs to the CPI Index value for the December immediately proceeding such January 1.

The annual management fee, if adjusted as aforesaid, shall remain unchanged until it is adjusted again pursuant to the terms of this Section 6.3(b) or is subject to adjustment pursuant to Section 6.3(c) or Section 6.3(d).

     (c) Adjustment of Initial Management Fee Upon Admission of New Members or Additions of New Parties to Operation Agreement. The amount of the Initial Management Fee, as adjusted as provided in Section 6.3(b), may be increased upon and in connection with the admission of new Members or the addition of new Transmission Owners as parties to the Operation Agreement as agreed between the Managing Member and such new Member or party to the Operation Agreement; provided, however, that (i) no such increase in the Initial Management Fee shall result in an increase in the aggregate amount of the Initial Management Fee payable by the Original GridAmerica Companies under Section 4.3 of the Operation Agreement without the consent of the Original GridAmerica Companies and (ii) after giving effect to such increase in the Initial Management Fee, the several obligation of each Transmission Owner (under and as defined in the Operation Agreement) to pay its pro rata share of the Initial Management Fee pursuant to Section 4.3 of the Operation Agreement shall not exceed a percentage of the increased Initial Management Fee equal to the percentage that such Transmission Owner's Net Plant bears to the aggregate Net Plant in such year, adjusted to include the Net Plant of the additional Transmission Owner as of the effective date of such increase in the Initial Management Fee.

     (d) Incentive Compensation. In addition to the amounts payable pursuant to Sections 6.3(a), (b) and (c), the Initial Member shall receive incentive compensation pursuant to such incentive compensation arrangements as are agreed from time to time between the Initial Member and such of the other participants in GridAmerica ITC as shall agree thereto. Notwithstanding the generality of the foregoing, any incentive compensation arrangements agreed between the Initial Member and the other participants in GridAmerica ITC shall provide that not less than 25% of net incentives earned through or as a result of the Company's exercise of Functional Control over the GridAmerica Transmission Facilities pursuant to the Operation Agreement shall be payable to the Initial Member as incentive compensation and the balance of such net incentives shall be distributed to the participants in GridAmerica ITC as set forth in Section 4.3.2 of the Operation Agreement.

     (e) Prorated Payments. Any amounts payable to the Managing Member for serving as Managing Member for periods of less than a full calendar month shall be prorated for the period in which the Managing Member served based on the actual number of days elapsed.

     (f)  Compensation of Successor  Managing  Member.  The  compensation of any
Managing Member (other than the Initial Member as Managing Member) shall be as set forth in the instrument appointing such successor Managing Member.

     Section 6.4. Obligations of the Company.

     (a)  General. The Company and each of its Subsidiaries shall:

          (i)  comply with the Permitted Purposes;

          (ii) comply with and perform all of its obligations under and in accordance with this Agreement and the other Transaction Agreements and such other contracts and agreements as the Company may enter into from time to time;

          (iii)comply with and perform all of its obligations under all applicable Laws;

          (iv) at all times hold itself out to the public as a legal entity separate from any Member and any NDTO;

          (v)  have a commercially reasonable capital structure;

          (vi) file its own tax returns and tax information returns and schedules, if any, as may be required under applicable Law, to the extent not part of a consolidated group filing a consolidated return or returns, and pay any taxes required to be paid by the Company under applicable Law;

          (vii) maintain its own separate books and records and bank accounts;

          (viii) conduct its business in its own name;

          (ix) maintain separate financial statements;

          (x)  pay its own liabilities only out of its own funds; and

          (xi) correct  any  known   misunderstanding   regarding  its  separate
     identity.

     (b) Non-Market Participant Certifications. Promptly after the receipt by the Company of any Non-Market Participant Certification of a Member, the Company shall deliver a copy thereof to each other Member.

     (c) Subsidiaries. The Company shall not have any subsidiaries other than wholly owned subsidiaries formed to own or hold Transmission Facilities and related assets where such separate ownership or possession is necessary in order to comply with applicable Laws (each, a "Subsidiary"). The Managing Member shall cause any such Subsidiary to not take any action that, if taken by the Company, would not be permitted under this Agreement or would require the consent of the Members.

     (d) Insurance. At all times during the effectiveness of this Agreement and the Operation Agreement, the Company shall maintain insurance of the types and in the amounts as shall be agreed between the Company and the Transmission Owners (under and as defined in the Operation Agreement), provided, that such coverages are available at commercially reasonable rates. If a Transmission Owner (under and as defined in the Operation Agreement) requests the Company to obtain insurance in addition to such types or amounts as shall have been agreed as aforesaid, the Company shall obtain such insurance provided such Transmission Owner pays the cost thereof.

     (e) Debt Securities. Subject to Section 6.4(a)(v), the Company may from time to time, on such terms and conditions as may be approved by the Managing Member in its sole discretion, incur Debt in furtherance of the Company's business and, in connection therewith, issue Debt securities of the Company to evidence such Debt. In the event of the incurrence of any such Debt by the Company, the Company shall use commercially reasonable efforts to recover through the rate-making process the principal and interest (and transactional costs) associated with such Debt.

     (f) Incentive Compensation. The Managing Member shall, from time to time but no less frequently within thirty (30) days of the Transmission Service Date and each anniversary thereof, propose to the other participants in GridAmerica ITC incentive compensation arrangements designed to encourage the efficient and enhanced operation of the GridAmerica Transmission Facilities. Such arrangements shall not take into account the other businesses and activities of the GridAmerica ITC participants, including, without limitation, their electric generation businesses and activities.

     Section 6.5. Obligations and Duties of the Managing Member. The Managing Member shall:

          (i) Cause the Company to exercise Functional Control over the GridAmerica Transmission Facilities and to operate the Transmission Facilities owned by the Company in accordance with Good Utility Practice; provided, however, in recognition of the fact that GridAmerica ITC will operate as an ITC under the Midwest ISO in compliance with applicable Commission orders and policies, the Company shall execute and deliver and perform its obligations under the MISO ITC Agreement which contemplates, among other things, that the Company will transfer certain functions in respect of the GridAmerica Transmission Facilities to the Midwest ISO and it is expressly understood and agreed that the Initial Member shall not be deemed to have violated its duties under this Section by entering into any or all of the MISO ITC Agreement, any amendments or modifications thereto, or any similar agreements in which one or more Regional Transmission Organizations assumes responsibility for any aspect of Functional Control of any Transmission Facilities or for the operation thereof, and it shall be an absolute defense to any allegation of a breach by the Initial Member of its duties under this Section that the Midwest ISO (or another RTO) had responsibility for the performance thereof under the MISO ITC Agreement or any similar agreement or under applicable Law.

          (ii) Cause the Company to fulfill in a commercially reasonable manner and, where applicable, in accordance with Good Utility Practice, its obligations hereunder and under the other Transaction Agreements, all applicable Laws and all other agreements to which the Company is a party; provided, however, that this covenant is not a guaranty of performance by the Company of any of its obligations;

          (iii) Comply with its obligations under Sections 4.1, 4.2 and 11.8(e);

          (iv) Have a fiduciary duty of loyalty and care to the Members and the Company which shall be the same as that owed by directors and officers of business corporations organized under the DGCL; provided, however, that the fiduciary duties owed by the Managing Member to the Members shall not allow the Managing Member to consider the present or future interests of the Members or any Affiliate thereof outside of the Company's business; and

          (v)  Use  commercially   reasonable   efforts  to  fulfill  its  other
     obligations under this Agreement.

          Section 6.6.  Limitations on Managing Member Activities.

     (a) Restrictions. Notwithstanding any other provision of this Agreement, the Managing Member shall not have the right or power to:

          (i) do, or cause the Company to do, any act in contravention of this Agreement or any other Transaction Agreement to which it or the Company is a party;

          (ii) perform, or cause the Company to perform, any act that would subject a Member to liability for the debts of the Company;

          (iii)do, or cause the Company to do, any acts, perform, or cause the Company to perform, any actions or effect, or cause the Company to effect, any matters requiring the approval of the Members or any other Person under this Agreement, any other Basic Agreement or applicable Law without first having obtained such approval; or

          (iv) except as provided in Sections 6.2(a) and 6.2(b), cause the Company to purchase or redeem any Units of the Managing Member or any Affiliated Investors.

     (b) Actions Requiring Member Consent. Anything in this Agreement to the contrary notwithstanding, the Company shall not, and the Managing Member shall cause the Company not to, take the following actions without the affirmative written approval of a Super Majority of Non-Managing Members in their sole discretion:

          (i) engage in a merger, reorganization or similar business combination transaction between the Company and any Person (other than (A) a holding company reorganization effected by merger or otherwise, a reorganization to change the state of formation effected by merger or otherwise or a similar transaction that does not alter the beneficial ownership of the Units or (B) a merger or similar business combination transaction following which the beneficial owners of Units immediately prior to the effective time of such transaction continue to beneficially own no less than 66.67% of the Units or other equity interests in the resulting entity immediately following the effective time of such transaction) unless the Commission finds that the merger, conversion, reorganization or other transaction will not adversely impact the investment of members other than the Managing Member in the Company;

          (ii) sell, lease, transfer, convey or otherwise dispose of (other than by merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company;

          (iii)dissolve or liquidate the Company or take any action in respect thereof;

          (iv) (A) make a general assignment for the benefit of creditors, (B) file a voluntary bankruptcy petition, (C) become the subject of an order for relief or be declared insolvent in any federal or state bankruptcy or insolvency proceedings, (D) file a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law, (E) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed in a proceeding of the type described in subclauses (A) through (D); or (F) seek, consent to, or acquiesce in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties;

          (v)  except  in  connection   with  the  Initial  Public  Offering  as
     contemplated by Article VI of the Master Agreement, cause the Company to convert into any other form of Entity;

          (vi) take any action not within the Company's Permitted Purposes; and

          (vii)grant rights superior to those contained in Articles V and VI of the Master Agreement to any Person that is not a party thereto on the Effective Date and their permitted assignees thereunder;

provided,  however,  that  anything  to the  contrary  in  this  Section  6.6(b)
notwithstanding, the approval of a Super Majority of Non-Managing Members referenced above shall not be required until such time as the Company has issued an aggregate of $250,000,000 in Units to Persons other than the Managing Member and any Affiliated Investors and such Units represent not less than twenty-five percent (25%) of the total outstanding Units of the Company, and, thereafter, such rights may only be exercised at a time when the number of Units held by Persons other than the Managing Member and any Affiliated Investors is greater than twenty-five percent (25%) of the total outstanding Units of the Company. The rights of a Super Majority of Non-Managing Members set forth in this Section 6.6(b) shall (i) not be required in connection with the transactions contemplated by Article VI of the Master Agreement and (ii) terminate upon the closing of the Initial Public Offering.

     Section 6.7. No Duties of Non-Managing Members. Except as otherwise provided herein, the Members (other than the Managing Member) shall not have any duties to the Company or to any other Member.

     Section 6.8. Contracts with Members and Affiliates.

     (a) Competitive Bidding. The Company may contract with Members, NDTOs and their respective Affiliates for the provision of goods and/or services to the Company. In so contracting, where required to do so by the Commission, the Company shall employ competitive bidding. In connection with any competitive bidding process, the Managing Member shall select the lowest responsive bid from a responsible bidder; provided, however, that the Managing Member may, in good faith, select a different bid if it determines that selection of such different bid is in the best interests of the Company.

     (b) Other Limitations on Contracts. Except for the Basic Agreements and as provided in Section 6.8(c), the Company shall not enter into any agreement or contract with a Member, an NDTO or any Affiliate thereof providing for the provision of goods and/or services to the Company unless any such agreement or contract contains in all respects terms and conditions that are no less favorable to the Company than could be obtained from a comparable, unaffiliated disinterested third party in a similar agreement or contract entered into by the Company as the result of arm's-length negotiations with such third party.

     (c) Contracts for Transitional Services. Notwithstanding Sections 6.8(a) and 6.8(b), in connection with the acquisition of Transmission Facilities from a DTO, the Company may, to the extent permitted by applicable Law, enter into contracts with such DTO for operation and maintenance and other services.

     Section 6.9. Agency of Members; Members' Businesses.

     (a) Except as expressly provided herein, no provision of this Agreement shall be construed to limit in any manner the Members (other than the Managing Member) in the carrying on of their own respective businesses or activities. Except as otherwise set forth herein with respect to the Managing Member, nothing herein shall be construed to constitute a Member, in the Member's capacity as such, the agent of any other Member.

     (b) Any Member or Affiliate thereof (but excluding the Managing Member (but including its Affiliates other than its subsidiaries)) may engage in or possess an interest in any other business venture of any nature or description, independently or with other Persons, similar or dissimilar to the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as expressly provided herein, no Member or Affiliate thereof (other than the Managing Member (but including its Affiliates other than its subsidiaries)) shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof (other than the Managing Member (but including its Affiliates other than its subsidiaries)), shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

     Section 6.10. Power of Attorney.

     (a) Power of Attorney. Each Member hereby irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact and agent of such Member, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee's name, place and stead, all in accordance with the terms of this Agreement, all instruments, documents and certificates that may, from time to time be required by applicable Law to effectuate, implement and continue the valid existence and affairs of the Company.

     (b) Other Provisions. The power of attorney granted pursuant to Section 6.10(a) shall terminate upon the bankruptcy or dissolution of the Managing Member. The power of attorney granted pursuant to Section 6.10(a) shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the liquidation, dissolution, bankruptcy or legal disability of the Member or the transfer of all or any part of the Member's interest in the Company and shall extend to its successors and assigns; and may be exercisable by such attorney-in-fact and agent for the Member by listing the Member's name on any such instrument and executing such instrument acting as attorney-in-fact. Any person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, a Member shall execute and deliver to the Managing Member promptly after the receipt of a request therefor, such further designations, powers of attorney or other instruments as the Managing Member shall reasonably deem necessary to accomplish the purposes of this Section 6.10.

     Section 6.11. Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member set forth in this Agreement.

     Section 6.12. Reliance on Certificates. Any Person dealing with the Company may rely on a certificate signed by any officer of the Managing Member:

          (i)  as to who are the Members;

          (ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Members or in any other manner germane to the affairs of the Company;

          (iii)as to who is authorized to execute and deliver any instrument or document on behalf of the Company;

          (iv) as to the authenticity of any copy of this Agreement and amendments hereto; or

          (v) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

     Section 6.13. Limitations on Employees, Officers and Directors. Each employee, officer and director of the Company and/or the Managing Member and their respective spouses and minor children shall be Independent Persons. No employee, officer or director of the Company or the Managing Member may be in the employ of any NDTO, Member or Affiliate thereof (other than the Managing Member).

     Section 6.14. New Parties to Operation Agreement. The Managing Member may from time to time, in its discretion, cause the Company to amend the Operation Agreement in accordance with its terms to allow the Company to exercise Functional Control over the Transmission Facilities of any other Person that meets the requirements of this Section 6.14; provided, however, that the terms of such amendment must either (i) not be materially more favorable to the counterparty thereto than the terms applicable to the Original GridAmerica Companies or (ii) the Company must offer to make such more favorable terms available to all parties to the Operation Agreement on a non-discriminatory basis; provided, further, that, so long as it does not adversely affect the Company or any Member, the Company may enter into an amendment to the Operation Agreement with an owner of Transmission Facilities that is a Non-Market Participant on terms different than those set forth in the Operation Agreement. For any Person other than a GridAmerica Company to be eligible to subject its Transmission Facilities to the Functional Control of the Company pursuant to an Operation Agreement, (i) the Company must determine, in its reasonable discretion, that subjecting the Transmission Facilities of such Person to the Functional Control of the Company (x) will not result in any significant detriment to the other parties to the Operation Agreement in their capacity as such and (y) is likely to result in long-term benefits to the Company and (ii) such Person must enter into an amendment to the Operation Agreement with the Company in form and substance satisfactory to the Managing Member. Such Person shall not be a Member of the Company and shall not be issued Units unless such Person otherwise makes a Capital Contribution and is admitted to the Company as a Member pursuant to Section 3.1(b), 3.1 (c) or 3.3.

                                   ARTICLE VII
                             RECORDS AND INFORMATION
                             -----------------------

     Section 7.1. Maintenance of Records. The Company shall maintain at its principal office complete and accurate books, records, files and accounts of the business, affairs and finances of the Company, including books of account in which full, true and correct entries in conformity with GAAP shall be made of all transactions relating to the Company's business and affairs.

     Section 7.2. Reports. The Company shall engage a nationally recognized firm of independent certified public accountants who shall audit the books and records of the Company. Within ninety (90) days after the end of each fiscal year, the Managing Member shall cause to be delivered to each Member statements of income, changes in Members' capital and changes in financial position of the Company for such fiscal year, and a balance sheet of the Company as at the end of such fiscal year, each of which shall have been prepared in accordance with GAAP and audited by such firm. Within forty-five (45) days after the end of each calendar quarter (except the fourth calendar quarter), the Managing Member shall cause to be delivered to each Member unaudited statements of income, changes in Members' capital and changes in financial position of the Company for the quarter then ended and on a year-to-date basis, and an unaudited balance sheet of the Company as of the end of such quarter.

     Section 7.3. Inspection Rights. Each Member and such Member's officers, directors, partners, employees, agents, representatives, outside auditors and attorneys and any lender or potential lender to, counterparty or potential counterparty to a financing transaction with or proposed transferee of Units of any Member, and such Person's officers, directors, partners, employees, agents, representatives, outside auditors and attorneys, shall have the right to examine the books, records and accounts of the Company, and to make photocopies thereof, and shall have the right to discuss the business, affairs and finances of the Company with the Managing Member and its officers, agents and employees, at such reasonable times during regular business hours as there may reasonably request; provided, however, that (i) no information of the Company may be provided to the extent that providing such information would violate applicable Law and (ii) no Person shall have access to (A) information subject to a confidentiality obligation in favor of a third-party or (B) competitively sensitive commercial information of a kind not disclosed in due diligence in connection with merger and acquisition transactions; provided, further, that, in the case of clauses
(i) and (ii), to the extent feasible, a waiver of such confidentiality obligations shall be sought and, in any event, to the extent feasible all such information shall be disclosed in summary or redacted form and such information may not be provided to any other Person.

     Section 7.4. Bank Accounts. The Managing Member shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with such financial institutions and firms as the Managing Member may determine. The Company may not commingle (or permit to be commingled) the Company's funds with the funds of a Member or any other Person.

                                  ARTICLE VIII
                                      TAXES
                                      -----

     Section 8.1. Tax Returns. The Managing Member shall cause the Company to prepare and timely file all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company in a timely manner all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Managing Member shall deliver a copy of each such return to the Members on or before ten (10) days prior to the due date of any such return, together with such additional information as may be required by the Members in order for the Members to file their individual returns reflecting the Company's operations.

     Section 8.2. Tax Partnership. The Members acknowledge that the Company shall be treated as a partnership for federal income tax purposes and will not elect to otherwise characterize the Company for such purposes.

     Section 8.3. Tax Elections. The Company shall and the Managing Member shall cause the Company to make the following elections on the appropriate tax returns:

          (i)  to adopt a fiscal year in accordance with applicable Law;

          (ii) to adopt the accrual method of accounting and to keep the Company's books and records on the income tax method;

          (iii)to elect, pursuant to Code Section 754, to adjust the basis of Company's properties, if a distribution of the Company's property as described in Code Section 734 occurs or a transfer of Membership Interests as described in Code Section 743 occurs, on request by notice from any Member;

          (iv) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Code Section 709(b);

          (v) to elect, pursuant to Code Section 6231(a)(1)(B)(ii) of the Code, to be subject to the unified audit and litigation procedures of Code Sections 6221 through 6233 (and each Member agrees to execute the statement evidencing such election); and

          (vi) any other election the Managing Member may deem appropriate.

     Neither  the  Company  nor any Member may make an  election  (i) under Code
Section 761 for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or (ii) under Treasury Regulation Section 301.7701-3 to be classified as an association taxable as a corporation.

     Section 8.4. Tax Matters.

     (a) Tax Matters Partner. The Managing Member shall be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7).

     (b) Member Requests/Petitions. Any Member that intends to file (i) a request under Code Section 6227 for an administrative adjustment of any "partnership item" (as defined in Code Section 6231(a)(3)) of the Company (a "Company Item") or (ii) a petition under Code Sections 6226, 6228 or other Code Section with respect to any Company Item, shall provide reasonable prior notice (not less than thirty (30) days to the Managing Member and to the other Members of such intent and the nature of the requested adjustment or proceeding. By notice to all Members, the Managing Member may elect to file such request or petition on behalf of the Company. If the Managing Member does not notify the other Members of such election within thirty (30) days of the Member's initial notice (or within the period required to timely file the request or petition, if shorter), any Member may file such request or petition on its own behalf.

     (c) Notice of Inconsistent Treatment. Any Member that intends to file a notice of inconsistent treatment under Code Section 6222(b) with respect to any Company Item shall provide reasonable prior notice (not less than thirty (30) days) to the Managing Member and the other Members of such intent and the manner in which the Member's intended treatment of such Company Item is (or may be) inconsistent with the treatment of that Company Item by the other Members.

     (d) Settlement Agreements. Any Member that enters into a "settlement agreement" (as such term is used in Code Section 6224) with respect to any Company Item shall notify the Managing Member and the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

                                   ARTICLE IX
                     DISSOLUTION, WINDING-UP AND TERMINATION
                     ---------------------------------------

     Section 9.1. Dissolution. The Company shall dissolve and its affairs shall be wound, only upon the ----------- approval of the Managing Member and a Super Majority of the Non-Managing Members.

     Section 9.2. Winding-Up and Termination. On the occurrence of an event described in Section 9.1, the Managing Member shall appoint a Person, which may be the Managing Member, to act as liquidator (the "Liquidator"). The Liquidator shall proceed diligently to wind up the affairs of the Company in accordance with this Section 9.2 and to make the final distributions described herein, with the costs of winding up being borne as a Company expense. The Liquidator shall have a reasonable period of time in which to conduct such winding up, in order to facilitate an orderly liquidation of the Company's assets and to minimize any losses that may be caused by the sale of such assets in connection with such liquidation. The steps to be accomplished by the Liquidator are as follows:

          (i) as promptly as possible after the dissolution and again after final winding up, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

          (ii) the Liquidator shall pay or discharge from Company funds, or make adequate provisions for the future payment or discharge of, the debts, liabilities and obligations of the Company;

          (iii)the Liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of Members in accordance with the provisions of Section 5.1;

          (iv) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among Members under Section 5.1 if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

          (v) all remaining assets of the Company shall be distributed to the Members in accordance with Section 5.6(d). Such distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation); provided, however, that, in selling Transmission Facilities pursuant to Section 9.2(iii) and in distributing Transmission Facilities pursuant to this Section 9.2(v), in the event that the Liquidator receives written notice from a Member of such Member's desire to reacquire
     Transmission Facilities previously contributed to the Company by such Member, the Liquidator, consistent with its other obligations hereunder, shall endeavor to sell or distribute (as the case may be) such Transmission Facilities to such Member.

     All distributions in kind to Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 9.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members in respect of their Units and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

     Section 9.3. Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any other Person any deficit balance which may exist from time to time in the Member's Capital Account.

     Section 9.4. Certificate of Cancellation. On completion of the preceding actions, the Managing Member shall cause to be filed a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

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                                    ARTICLE X
                               DISPUTE RESOLUTION
                               ------------------

     Section 10.1. Negotiations. If a dispute between any two or more Parties arises out of or relates to this Agreement, any such Party may notify each other Party that it intends to initiate the dispute resolution procedures set forth herein. Immediately upon the receipt of such notice, the Party sending the notice and each other Party receiving the notice shall refer such dispute to a senior executive officer (the "SEOs") of each such Party for consultation and advice prior to the commencement of the arbitration proceedings. The SEOs shall meet in person or by teleconference as soon as mutually practicable to consider such matters. If the SEOs fail to resolve such dispute or controversy within thirty (30) days of such notice being sent, any Party to the dispute may declare the consultation procedure set forth in this Section 10.1 terminated, whereupon this dispute or controversy shall be referred to arbitration pursuant to Section 10.2.

     Section 10.2. Arbitration. Except as provided in Section 10.3, if a dispute between any two or more Parties arises out of or relates to this Agreement or to the relationship between the Parties created by this Agreement, and such Parties have not successfully resolved such dispute through negotiation on or before the thirtieth (30th) day following the notice referred to in Section 10.1, then such dispute shall be resolved according to this Section 10.2. If such dispute is subject to the jurisdiction of the Commission, then any Party to the dispute may, within sixty (60) days of the notice referred to in Section 10.1, bring such dispute before the Commission for resolution. If no Party brings the dispute before the Commission within sixty (60) days of the notice referred to in Section 10.1, or if the dispute is not subject to the jurisdiction of the Commission, then such dispute shall be resolved by binding arbitration ("Arbitration") under the following provisions.

     (a) All Claims To Be Arbitrated. Except as provided in the immediately preceding sentence and in Sections 10.2(1), 11.8(a) and 11.15(a), any and all claims, counterclaims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach hereof, or in any way relating to the subject matter hereof or the relationship between the Parties created hereby, involving the Parties ("Claims"), shall be finally resolved by binding arbitration by a panel of arbitrators under the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") to the extent not inconsistent with the provisions of this Agreement, regardless of whether some or all of such Claims allegedly (i) are extra-contractual in nature, (ii) sound in contract, tort, or otherwise, (iii) are provided by federal or state statute, common law or otherwise or (iv) seek damages or any other relief, whether at law, in equity or otherwise.

     (b) Referral of Claims to Arbitration. Subject to Section 10.1, one or more Parties may refer a Claim to arbitration (the "Claimant Party") by providing notice (an "Arbitration Notice") to each other Party or Parties against which the Claim is asserted (whether one or more parties, the "Respondent Party") in the manner set forth in the Arbitration Rules. The Arbitration Notice must include a general description of the Claim and shall identify all Respondent Parties and the reasons for asserting the Claim against each Respondent Party. The Arbitration is commenced between the Claimant Party and the Respondent Party ("Dispute Parties") by sending the Arbitration Notice to the Respondent Party.

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

     (c) Stay for Commission Proceedings; Effect of Commission Orders. Following commencement of the Arbitration, if a Party other than a Dispute Party institutes a proceeding before the Commission that involves one or more of the Dispute Parties and the relief sought in that proceeding would require the Commission to resolve one or more issues presented in the Arbitration (a "Related Proceeding"), then the Dispute Parties agree that the Arbitration shall be stayed during the pendency of such Related Proceedings. The Dispute Parties further agree that the Commission's resolution in Related Proceedings of any issue that is also presented in the Arbitration shall be and is final and binding as to that issue in the Arbitration.

     (d) Number and Qualification of Arbitrators. The panel of arbitrators (the "Panel") shall consist of three arbitrators appointed in accordance with this
Section 10.2 and the Arbitration Rules. Arbitrators shall meet the qualifications for arbitrators established by the AAA and, in addition, shall have significant experience in the electric industry and/or significant experience as an arbitrator in complex commercial matters. The arbitrators shall each take an oath of neutrality.

     (e) Appointment of Arbitrators. By the fifteenth (15th) day following the day on which the Arbitration Notice is sent to the Respondent Party, the Claimant Party shall submit its appointment of the first arbitrator to the Respondent Party and the AAA. If the Claimant Party consists of more than one Party, then those Parties shall jointly appoint the first arbitrator. By the fifteenth (15th) day following the appointment of the first arbitrator, the Respondent Party shall submit its appointment of the second arbitrator to the Claimant Party and the AAA. If the Respondent Party consists of more than one Party, then those Parties shall jointly appoint the second arbitrator. The two arbitrators appointed by the Dispute Parties shall appoint a third arbitrator, who shall be the chairperson of the Panel, by the fifteenth (15th) day following the appointment of the second arbitrator. If the second arbitrator has not been appointed by the fifteenth (15th) day following the appointment of the first arbitrator, or if the first two arbitrators have not appointed the third arbitrator by the fifteenth (15th) day following the appointment of the second arbitrator, any Dispute Party may request the AAA to appoint the arbitrator(s) in question. If any arbitrator resigns, becomes incapacitated, or otherwise refuses or fails to serve or to continue to serve as an arbitrator, the Dispute Party or arbitrators entitled to designate that arbitrator shall promptly designate a successor. In the event that either of the Claimant Party or the Respondent Party consist of more than one Party and those Parties are unable to agree on the appointment of an arbitrator, then all three arbitrators shall be appointed by the AAA; provided, however, that the arbitrators so appointed shall meet the qualifications set forth in Section 10.2(d).

     (f) Governing Law. In deciding the substance of the Parties' Claims, the arbitrators shall first rely upon the provisions of this Agreement and shall then apply the substantive laws governing this Agreement pursuant to Section 11.2.

     (g) Powers of the Arbitrators; Limitations On Remedies. The validity, construction and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this Agreement or this arbitration provision, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the

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

arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this arbitration agreement, the receipt of evidence and the like), shall be decided by the arbitrators to the extent not provided for in this Article X. The arbitrators shall decide the Claims based on this Agreement, the Arbitration Rules, and the governing law, and not ex aqueo et bono, as amiable compositeurs, or in equity. The arbitrators shall not have the power to award any of those remedies which are precluded by Section 11.8. The arbitrators shall also have the power to enter such interim orders as they deem necessary, including orders to preserve the subject matter of the Claim or to preserve or adjust the status of the Parties pending resolution of the Claim in the Arbitration. The chairperson is empowered to issue interim order on his own authority in emergency situations and where necessary to ensure the efficient administration of the Arbitration on application from a Dispute Party, which orders shall remain in effect until a meeting of all arbitrators may be convened to consider the application. The arbitrators shall have the power to assess the attorneys' fees (in accordance with Section 11.9), costs and expenses of the Arbitration (including the arbitrators' fees and expenses) against one or more of the Parties in whatever manner or allocation the arbitrators deem appropriate.

     (h) Venue; Procedural Issues. The seat of the Arbitration shall be New York, New York, or such other place as the Dispute Parties may agree. The arbitrators shall set the date, the time and the place of the hearing, which must commence on or before the one hundred twentieth (120th) day following the designation of the third arbitrator. All decisions of the three arbitrators shall be made by majority vote. In determining the extent of discovery, the number and length of depositions and all other pre-hearing matters, the arbitrators shall endeavor, to the extent possible, to streamline the proceedings and minimize the time and cost of the proceedings. There shall be no transcript of the hearing. The final hearing shall not exceed ten (10) business days, with the Claimant Party and Respondent Party each granted one-half of the allocated time to present its case to the arbitrators. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the arbitrators, the AAA and any Persons participating in the Arbitration.

     (i)  Additional  Claims.  After the Arbitration has commenced and the Panel has been appointed, if a further Claim arises under this Agreement that is not successfully settled pursuant to Section 10.1, and the further Claim (an "Additional Claim") is related to the Claim in the Arbitration or involves the same Dispute Parties, then any Party to the Additional Claim may ask the Panel to accept jurisdiction over the Additional Claim and include it in the Arbitration by submitting an Arbitration Notice in the manner set forth in
Section 10.2(b) (an "Additional Arbitration Request") and submitting a concurrent request to the Panel to accept the Additional Claim. The Parties agree that the Panel should accept jurisdiction over an Additional Claim if the resolution of the Claim before the Panel will involve some or all of the same legal and factual issues presented by the Additional Claim or if accepting jurisdiction over the Additional Claim would facilitate or help minimize the costs of resolving the disputes at issue and not unduly delay the Arbitration. The Parties agree, however, that the Panel alone shall determine whether it should accept jurisdiction over an Additional Claim and that its determination shall be final and unappealable. If the Panel refuses jurisdiction over the Additional Claim, then the Additional Arbitration Request shall constitute a separate request for arbitration, which shall proceed

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

independently and under this Section 10.2 as if filed on the date the Panel denied the request to accept jurisdiction. So long as there is no pending Additional Arbitration Request to the Panel to accept jurisdiction, any Party to an Additional Claim may commence a separate arbitration proceeding in the manner set forth in this Section 10.2.

     (j) Arbitration Awards. The arbitrators shall render their award on or before the thirtieth (30th) day following the last session of the hearing fully resolving all Claims that are the subject of the Arbitration. The award shall be in writing, shall give reasons for the decision(s) reached by the arbitrators and shall be signed and dated by the arbitrators, and a copy of the award shall be delivered to each of the Dispute Parties. A Party against which the award assesses a monetary obligation or enters an injunctive order shall pay that obligation or comply with that order on or before the thirtieth (30th) calendar day following the receipt of the award or by such other date as the award may provide. Any award of the arbitrators shall be consistent with the limitations and terms of this Agreement. The arbitrators' award may be confirmed in, and judgment upon the award entered by, any court having jurisdiction over the Parties.

     (k) Binding Nature. The decisions of the arbitrators shall be final and binding on the Parties and non-appealable to the maximum extent permitted by Law.

     (l) Assistance of Courts. It is the intent of the Parties that the Arbitration shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrators' decisions to the courts. Notwithstanding any other provision of this Agreement, however, a Party may seek court assistance in the following circumstances: (i) if a Party refuses to honor its obligations under this agreement to arbitrate, any other Party may obtain appropriate relief compelling arbitration in any court having jurisdiction over the refusing Party, and the order compelling arbitration shall require that the arbitration proceedings take place in Washington, D.C., and in the manner specified herein, (ii) a Dispute Party may apply to any state or federal court having relevant jurisdiction for orders requiring witnesses to obey subpoenas issued by the arbitrators, including requests for documents and
(iii) a Party may apply at any time before or during the Arbitration to any court having relevant jurisdiction for an order preserving the status quo ante and/or evidence in anticipation of arbitration (for avoidance of doubt, preservation of the status quo ante includes an order compelling a Party to continue to fulfill an obligation under this Agreement or to refrain from taking an action that would constitute a default under this Agreement; for further avoidance of doubt, such an application to the courts is not intended to and does not constitute waiver of the right to arbitrate Claims, nor does it refer any Claim to court for decision). The Parties agree to comply with any interim order issued by the arbitrators or by the chairperson. Any and all of the arbitrators' orders and decisions, including interim orders, may be enforced by any state or federal court having jurisdiction. Each Party agrees that arbitration pursuant to this Section 10.2 shall be the exclusive method for resolving all Claims and that it will not commence an action or proceeding, except as provided in this Section 10.2.

     Section 10.3. Arbitration of Certain Claims Regarding Removal of Managing Member. If a Super Majority of Transmission Owners shall have attempted to remove the Managing Member for Cause pursuant to Section 6.1(b)(ii) of this Agreement, and the Managing Member disputes whether Cause for removal exists (a "Removal Claim"), then the issue of whether Cause exists immediately shall be referred to and resolved by binding arbitration ("Removal

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

Arbitration") according to this Section 10.3. The Removal Claim shall be finally resolved by one arbitrator appointed in accordance with this Section 10.3 and the Arbitration Rules to the extent not inconsistent with the provisions of this Agreement. The Expedited Procedures of the Arbitration Rules shall be used unless the arbitrator determines that they would be inappropriate. The arbitrator shall take an oath of neutrality.

     (a) Application to Removal Claim; Relation to Other Claims. Any dispute other than a Removal Claim must be resolved in a separate Arbitration pursuant to Section 10.2. A Removal Arbitration may not be joined to or consolidated with an Arbitration without the consent of all parties in the Removal Arbitration and the Arbitration(s). The decision of the arbitrator on a Removal Claim shall be final and conclusive and bind any arbitrators in an Arbitration commenced under
Section 10.2.

     (b) Referral of Claims to Arbitration. A Managing Member who receives a written notice of removal as contemplated in Section 6.1(b)(ii) (a "Removal Notice"), and who disputes that Cause for removal exists or a Member or NDTO upon receipt of notice from the Managing Member that it disputes that Cause exists (the "Removal Claimant"), may refer a Removal Claim to Removal Arbitration by providing notice (a "Notice of Removal Dispute") to the Managing Member, all Members and all NDTOs that are not the Removal Claimant (whether one or more parties, the "Removal Respondent Party"), in the manner set forth in the Arbitration Rules. The Notice of Removal Dispute also must contain a list of five (5) proposed arbitrators. The Removal Arbitration is commenced between the Removal Claimant and the Removal Respondent Party ("Removal Dispute Parties") by sending the Notice of Removal Dispute to the Removal Respondent Party.

     (c) Appointment of Arbitrator. Within ten (10) days of delivery of the Notice of Removal Dispute, the Removal Respondent Party shall deliver to the Removal Claimant and the AAA a list of five (5) proposed arbitrators. If the lists provided by the Removal Claimant and the Removal Respondent Party both contain a common proposed arbitrator, such person shall be selected as arbitrator; otherwise, the AAA shall appoint the arbitrator according to the procedures contained in the Arbitration Rules. If the arbitrator resigns, becomes incapacitated, or otherwise refuses or fails to serve or to continue to serve as an arbitrator, the Removal Dispute Parties shall promptly designate a successor using the procedures established in this Section 10.3. An arbitrator appointed pursuant to this Section 10.3(c) may not also be appointed as an arbitrator pursuant to Section 10.2.

     (d) Governing Law. In deciding the substance of the Removal Claims, the arbitrator shall first rely upon the provisions of this Agreement and shall then apply the substantive laws governing this Agreement pursuant to Section 11.3.

     (e) Powers of the Arbitrators; Limitations On Remedies. The arbitrator in a Removal Arbitration shall decide solely the Removal Claim, and shall have no power to decide any other Claim. The arbitrator shall decide the Removal Claim based on this Agreement, the Arbitration Rules, and the governing law, and not ex aqueo et bono, as amiable compositeur, or in equity. The arbitrator shall have the power to assess the attorneys' fees (in accordance with Section 11.11), costs and expenses of the Removal Arbitration (including the arbitrators' fees and expenses) against one or more of the Parties in whatever manner or allocation the arbitrator deems appropriate.

     (f) Venue; Procedural Issues. The seat of the Removal Arbitration shall be New York, New York, or such other place as the Removal Dispute Parties may agree. The arbitrator shall set the date, the time and the place of the hearing, which must commence on or before the thirtieth (30th) day following the appointment of the arbitrator. There shall be no transcript of the hearing. The final hearing shall not exceed ten (10) business days, with the Removal Claimant and Removal Respondent Party each granted one-half of the allocated time to present its case to the arbitrator. All proceedings conducted hereunder and the decision of the arbitrator shall be kept confidential by the arbitrator, the AAA and any Persons participating in the Removal Arbitration.

     (g) Arbitration Awards. The arbitrator shall render his award on or before the tenth (10th) day following the hearing(s) on the Removal Claim. The award shall be in writing, shall give a reasonably detailed description of the reasons for the decision(s) reached by the arbitrator and shall be signed and dated by the arbitrator, and a copy of the award shall be delivered to each of the Removal Dispute Parties. Any award of the arbitrator shall be consistent with the limitations and terms of this Agreement. The arbitrator's award may be confirmed in, and judgment upon the award entered by, any court having jurisdiction over the Parties.

                                   ARTICLE XI
                                     GENERAL
                                     -------

     Section 11.1. Not for Benefit of Third Parties. This Agreement is intended to be solely for the benefit of the Members, their successors and permitted assignees, and is not intended to and shall not confer any rights or benefits on any Person not a signatory hereto.

     Section  11.2.  GOVERNING  LAW.  THE VALIDITY  AND  INTERPRETATION  OF THIS
AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF, EXCEPT THAT THE TERMS GROSS NEGLIGENCE AND WILLFUL MISCONDUCT SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 11.3. Effect of Waiver. No waiver by a Member of any one or more defaults by another party hereto or the Company in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of alike or different character.

     Section 11.4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding that all of the Members are not signatories to the original or to the same counterpart.

     Section 11.5. Entire Agreement. This Agreement constitutes the entire agreement between the Members and the Company pertaining to the subject matter hereof and supersedes all prior agreements, representations and understandings, written or oral, pertaining thereto,

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

including that certain letter of intent dated as of June 20, 2002 among NGUSA and the Original GridAmerica Companies.

     Section 11.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

     Section 11.7. Notices. Every notice, request, or other statement to be made or delivered to a Member or the Company pursuant to this Agreement shall be directed to such Member's representative at the address or facsimile number for such Member set forth on Schedule A or to such other address or facsimile number as the Member may designate by written notice to the Company and each other Member from time to time. All notices or other communications required or permitted to be given pursuant to this Agreement must be in writing and will be considered as properly given if sent by facsimile transmission (with confirmation notice sent by first class mail, postage prepaid), by reputable nationwide overnight delivery service that guarantees next business day delivery, by personal delivery, or, if mailed from within the United States, by first class United States mail, postage prepaid, registered or certified with return receipt requested. Any notice hereunder will be deemed to have been duly given (i) on the date personally delivered, (ii) when received, if sent by certified or registered mail, postage prepaid, return receipt requested or if sent by overnight delivery service; and (iii) if sent by facsimile transmission, on the date sent, provided confirmation notice is sent by first-class mail, postage prepaid promptly thereafter.

     Section 11.8. Remedies; Limitation on Damages; Indemnification.

     (a) Specific Performance. The Members agree that a default under this Agreement will result in irreparable damage to the non-defaulting Members for which no money damages could adequately compensate. In addition to all other remedies to which the non-defaulting Members may be entitled, including reasonable attorneys' fees and expenses pursuant to Section 11.9 and court costs, any non-defaulting Member shall be entitled to seek injunctive relief or specific performance to restrain or compel the defaulting Member or the Company. Each of the Members and the Company expressly waives any claim that an adequate remedy at law exists for such a breach.

     (b) Remedies Upon Early Termination Event. If a Managing Member ceases to serve as Managing Member, the Managing Member shall forfeit, and the Company shall not be obligated to pay, the unearned amount of the Management Fee or any incentive compensation.

     (c) All Other Remedies. No right or remedy herein conferred is intended to be exclusive of any other available right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder or hereafter existing under law or in equity. The exercise of any one right or remedy shall not be deemed an election of such right or remedy or preclude the exercise of any other right or remedy. The resort to any right or remedy provided for herein or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other right or remedy.

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

     (d) Limitation on Damages. Notwithstanding anything in this Agreement to the contrary:

          (i) No Person shall be liable under this Agreement to any other Person for indirect, consequential, special or punitive damages on account of any action or proceeding brought hereunder or related hereto; and

          (ii) The Managing Member shall be liable under this Agreement only as provided in Section 11.8(e) or in the case of the Gross Negligence or Willful Misconduct of the Managing Member.

     (e)  Indemnification by Managing Member.

          (i) The Managing Member shall indemnify and hold harmless each Member from all Damages suffered or incurred by such Member and arising out of or caused by any breach by the Managing Member of Section 6.5; provided, however, that, except as hereinafter provided, the Initial Member (as Managing Member) shall not be liable for Damages from any claim or series of related claims involving a breach of Section 6.5 (i) unless such Damages exceed $150,000 in the aggregate, and then only to the extent that such Damages exceed $150,000 or (ii) if and to the extent that the Damages arising from any claim or series of related claims occurring in any calendar year plus all Managing Member Payments with respect to all other claims occurring in such calendar year are greater than the Liability Cap Amount for such calendar year. Notwithstanding the foregoing, none of the limitations on liability contained in this Section 11.8(e)(i) shall apply in respect of any Damages arising out of Gross Negligence or Willful Misconduct (and the Managing Member shall be fully liable for any breach of any provision of this Agreement arising out of or caused by Gross Negligence or Willful Misconduct or breaches by the Managing Member of its obligations under Section 4.1 or 4.2). To the extent that a claim asserted against the Managing Member relates to Damages suffered by more than one Member, then the Member that asserted such claim and such other Members shall share the indemnification payments made by the Managing Member in respect thereof in proportion to the Damages suffered by each.

          (ii) For the avoidance of doubt, the Managing Member shall have no indemnification obligation under Section 11.8(e)(i) with respect to Damages arising out of any claim occurring in any calendar year involving any Good Business Practice Breach to the extent that the amount of such Damages in respect of such claim plus all Managing Member Payments with respect to all other claims occurring in such calendar year is greater than the Liability Cap Amount for such calendar year.

     (f) "Managing Member Payments" means, with respect to any calendar year, the sum of the following determined as of the time in question:

          (i) the aggregate amount of all indemnification payments actually made by the Managing Member under Section 11.8(e)(i) (excluding payments made out of insurance proceeds) with respect to claims occurring in such calendar year with respect to breaches of Sections 6.5(i), (ii), (iv) and
     (v) ("Good Business Practice Breaches"); plus

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          (ii) the  aggregate  amount of all  Damages  actually  paid or due and payable by the Managing Member (excluding payments made out of insurance proceeds and excluding the application of any indemnification payments from the Company pursuant to Section 11.8(h)(ii)) with respect to Third Party Claims (other than claims by the Members pursuant to Section 11.8(e)(i)) occurring in such calendar year to the extent such claims involve Good Business Practice Breaches;

provided, however, that no amount paid by the Managing Member as a result of Gross Negligence or Willful Misconduct shall constitute a Managing Member Payment and no amount paid to any Person, other than amounts paid to a Protected Member in its capacity as Protected Member, shall constitute a Managing Member Payment. For purposes of determining the amount of the Managing Member Payments in respect of any calendar year, a claim shall be deemed to have occurred in such calendar year if the facts, circumstances or events which first gave rise to Damages occurred during such calendar year, regardless of when the claim was asserted or when any particular element of such Damages was incurred.

     (g) Notice, Joinder of Claims. Any Member asserting a claim for damages against the Company or the Managing Member shall, promptly after the initiation of such claim, give notice thereof to the other Members and to each
Non-Divesting Transmission Owner, which notice must include a reasonably detailed description of the basis for such claim. The Company and each Member agree that if any NDTO asserts a claim against the Company arising out of the same facts and circumstances that give rise to the claim by the Member or Members asserting a claim against the Managing Member pursuant to Section 11.8(e), such claim may, at the written request of such NDTO received by the Company within thirty (30) days of the date on which such NDTO received notice of the initiation of such claim, be consolidated with, and determined in the same proceeding as the claim for indemnity asserted against the Managing Member pursuant to Section 11.8(e).

     (h)  Indemnification by the Company.

          (i) Except as otherwise provided with respect to the Managing Member pursuant to Section 11.8(e)(i), no Member or former Member shall be liable, accountable or responsible for Damages or otherwise to the Company or the other Members for any action taken or failure to act to the extent such action is taken or such failure to act was made by such Member in good faith on behalf of the Company and within the scope of the authority conferred on the Member by this Agreement or by Law unless any such action or omission, was performed or omitted in bad faith or constituted Gross Negligence or Willful Misconduct.

          (ii) The Company shall, but only to the extent of its assets, indemnify and hold harmless each Member (including the Managing Member) and each officer, director, employee, partner or controlling person of each Member (collectively, the "Indemnified Parties") from and against any Damages paid or due and payable to a third-party and reasonable costs and expenses of defending any claim by any third-party that are suffered or sustained by such Indemnified Party and resulting from any claim by a third-party by reason of any acts, omissions or alleged acts or omissions arising out of such Member's activities as a Member ("Third Party Claims"), including as Managing Member;

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     provided, however, such indemnity does not extend to Damages arising out of any action or inaction of the Member or Indemnified Party (i) taken in bad faith or (ii) that constitutes Gross Negligence or Willful Misconduct or a breach of Section 4.1 or 4.2. Additionally, and notwithstanding anything to the contrary, the Company shall have no obligation to indemnify the Managing Member with respect to any Third Party Claim occurring in any year involving any Good Business Practice Breach to the extent the Damages paid or due and payable by the Managing Member in respect of such Third Party Claim plus all Managing Member Payments with respect to other claims occurring in such calendar year are less than the Liability Cap Amount for such calendar year.

          (iii)The Company shall have the right to assume the defense in any action or claim with respect to which it is indemnifying an Indemnified Party hereunder.

     (j) Survival. The obligations of a Person who ceases to be Managing Member shall survive such Person's resignation or removal with respect to any claims arising prior to such Person's resignation or removal.

     Section 11.9. Attorneys' Fees. In any dispute arising hereunder, the party prevailing at final judgment shall be entitled to recover from the other party all of its reasonable attorneys' fees and costs incurred in such a proceeding, in addition to any affirmative or injunctive relief that it may receive.

     Section 11.10. Time is of the Essence. Time is of the essence of each provision of this Agreement.

     Section 11.11. Amendments to this Agreement.

     (a) General. This Agreement may be amended, modified or otherwise supplemented upon the affirmative approval of a Majority of Class A Members; provided, however, that the foregoing notwithstanding, in no event shall this Agreement (i) be amended, modified or otherwise supplemented to require any Member to make any additional Capital Contribution to the Company without that Member's prior written consent, (ii) be amended, modified or otherwise supplemented (or any provision hereof be waived) in a manner that would adversely affect a Member's preferences or rights as a Member in any material respect (including any rights to indemnification) or the effect of which (A) is that the Company is able to enter into or engage in a transaction, contract, agreement or arrangement that would have contravened this Agreement prior to such amendment or (B) impairs the ability to carry out the Permitted Purposes, unless, in each such case, the affirmative written approval of a Super Majority of Non-Managing Members is obtained prior to such amendment or waiver or (iii) be amended, modified or otherwise supplemented (or any provision hereof be waived) that would alter the rights or obligations of the Managing Member solely in its capacity as Managing Member without the affirmative written consent of the Managing Member.

     (b) Amendments Admitting New Members. The Managing Member is authorized to amend this Agreement without the consent or joinder of any Member for the purpose of admitting new Members and/or recognizing transferees of Units and for providing for the issuance thereto of new Units or the Transfer thereto of Transferred Units, as the case may be, in

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all cases,  subject to and in accordance  with Sections 3.1(b) and 3.1(c) in the case of new Members and Section 3.3 in the case of transferees (including amending Schedule A to reflect the admission of such new Member, the number of Units issued or transferred and the Capital Contribution, if any, being made) and adding a Ratification Agreement to this Agreement in accordance with Sections 3.1(b), 3.1(c) or 3.3, as the case may be.

     (c) Amendments Upon Removal of Managing Member. In the event the Managing Member is removed as a result of an Early Termination Event and a successor Managing Member is not admitted to the Company within fifteen (15) days following such removal, a Super Majority of Non-Managing Members (or if there are no holders of Units other than the Managing Member and its Affiliates, a Super Majority of Transmission Owners) may amend Article VI and other provisions relating to the management of the Company for the purpose of providing for a management structure for the Company that is consistent with applicable Law, including Order 2000.

     (d) Notice of Amendments. Written copies of any agreement that proposes to amend this Agreement (other than pursuant to Section 11.11(b)), accompanied by a notice that describes the approval process that is proposed to be observed in adopting such amendment, must be delivered to each Member promptly, and in any event, no fewer than ten (10) days prior to the proposed effectiveness of such amendment. Notice of an amendment to this Agreement that describes a new Member or transferee of Units (as the case may be), any Capital Contribution received by the Company and any Units issued by the Company must be delivered to each Member promptly after an amendment pursuant to Section 11.11(b).

     Section 11.12. Waiver of Partition. Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the Company's property.

     Section 11.13. Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon, and inure to the benefit of, the Members and their legal representatives, heirs, administrators, executors, successors and assigns.

     Section 11.14. Additional Documents. Subject to the provisions of this Agreement, each Member agrees to execute, with acknowledgment or affidavit, if necessary, any and all documents and writings that may be reasonably required, necessary or expedient in connection with the creation of the Company and the achievement of its purposes, including all such certificates, tax statements, tax returns, and other documents as may be required of the Company or its Members by the Laws of the United States or any jurisdiction in which the Company plans to conduct business.

     Section 11.15. Fair Market Value.

     (a) Valuation Procedure. Whenever used in this Agreement, "Fair Market Value" means, with respect to the valuation of any property, the value of such property at the time in question as determined in good faith by the interested parties; provided, however, that if such parties fail to agree in writing upon the value of such property before the earlier of (i) twenty

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(20) days after the first request to make such a determination  or (ii) the date sixty (60) days prior to the transaction in question, then the following shall apply:

          (i) Each interested party shall select a nationally recognized investment banking firm to make such determination on such interested party's behalf in accordance with the standards, procedures and assumptions set forth in this Section 11.15. Each interested party shall pay all of the fees and expenses of the investment banking firm selected by it (each such firm being referred to as an "Interested Party Valuation Firm"). Each interested party promptly shall make available to each other and any investment banking firms involved in such process such information as is reasonably necessary to reach a Fair Market Value determination. Each Interested Party Valuation Firm shall determine its proposed fair market value of the property being valued.

          (ii) If the proposed fair market values determined by the Interested Party Valuation Firms are within 10% of each other, then "Fair Market Value" shall mean the average of such proposed fair market values.

          (iii)If the proposed fair market values determined by the Interested Party Valuation Firms are not within 10% of each other, then the Interested Party Valuation Firms shall select a third nationally recognized investment banking firm (the "Neutral Valuation Firm"), which shall be paid for equally by both interested parties. (If the Interested Party Valuation Firms fail to appoint a Neutral Valuation Firm within twenty (20) days of the date the last of the Interested Party Valuation Firms rendered its opinion of fair market value, then either interested party may apply to any court or arbitration panel having jurisdiction to make such appointment.) The Neutral Valuation Firm shall also propose a fair market value for the property being valued. If:

               (a) the fair market value proposed by the Neutral Valuation Firm is higher than the fair market values proposed by both Interested Party Valuation Firms, then "Fair Market Value" shall mean the higher of the two fair market values proposed by the Interested Party Valuation Firms;

               (b) the proposed fair market value determined by the Neutral Valuation Firm is lower than the fair market values proposed by both Interested Party Valuation Firms, then "Fair Market Value" shall mean the lower of the two fair market values proposed by the Interested Party Valuation Firms; and

               (c) the fair market value proposed by the Neutral Valuation Firm is between the fair market values proposed by both Interested Party Valuation Firms, then "Fair Market Value" shall mean the fair market value proposed by the Neutral Valuation Firm.

          (iv) In any case where an investment banking firm is required to render an opinion of fair market value, such opinion shall be rendered within 30 days of being engaged.

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     (b)  General  Principles of  Application.  The following  principles  shall apply generally to any determination of "fair market value" under Section 11.15(a), whether such determination is made by the interested parties or by an investment banking firm:

          (i) Fair market value shall mean the price at which the property in question would change hands between a willing buyer and a willing seller, neither being under any compulsion and both having reasonable knowledge of the relevant facts, including the relevant regulatory policies and, where the item in question is an interest, or a group of assets used, in a business, such item shall be valued based on its going-concern value.

          (ii) Any expected tax benefits of either interested party shall be considered in determining fair market value.

          (iii)In computing the fair market value of a Unit or group of Units, such values shall be determined by reference to the fair market value of the Company and the presence or absence of voting or control rights shall be ignored.

          (iv) All property will be valued on a stand-alone basis without regard to any expected cost savings or other synergies resulting from any proposed transaction. Notwithstanding the foregoing, (i) if as a result of the failure of a Putting GridAmerica Company to include in its Contributed Transmission Facilities all Transmission Facilities necessary or reasonably appropriate to operate the Contributed Transmission Facilities in the manner in which such Transmission Facilities were operated immediately prior to the determination of the fair market value of such Transmission Facilities, the cost to the Company of replacing those omitted Transmission Facilities shall be taken into account in determining Fair Market Value and
     (ii) the economic and operational effect of any assets or contractual arrangements for the provision of services offered by a Putting GridAmerica Company in connection with the exercise of any Put Right shall be taken into account in determining the fair market value of any Contributed Transmission Facilities.

     (c) Participation by Managing Member. When the Fair Market Value to be determined is in connection with a contribution of assets to the Company by the Managing Member or one of its Affiliates, the Members other than the Managing Member and its Affiliates acting collectively will represent the interests of the Company in such valuation process.

     Section 11.16. Late Payments. If a Party does not pay within ten (10) days of the date required hereunder, all or any portion of an amount such Party is required to pay as provided in this Agreement then (i) the amount such owing
Party is required to pay shall bear interest at (A) the sum of (I) a varying rate per annum that is equal to the interest rate publicly quoted by The Wall Street Journal, from time to time as the prime commercial or similar reference interest rate with adjustments in that varying rate to be made on the same date as any change in that rate plus (II) 2% per annum or (B) such lower rate required under applicable law, compounded annually and (ii) a Party to which payment is due may take any action, at the cost and expense of the owing Party to obtain payment by such owing Party of the portion of such owing Party's payment that is in default, together with interest thereon as provided above.

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                        [signatures appear on next page]







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     IN WITNESS  WHEREOF the Initial  Member has executed  this  Agreement as of
February 14, 2003.



                                     GRIDAMERICA HOLDINGS INC.



                                      By:      \s\Nicholas P. Winser
                                         -----------------------------------
                                         Name:    Nicholas P. Winser
                                         Title:   Chief Executive Officer






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